Exhibit 10.4

INDENTURE (this “Indenture”) dated as of March 26, 2003, by and among BROADWING INC., an Ohio corporation (the “Company”), the Guarantors (as hereinafter defined) listed on the signature pages hereof as Guarantors; and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company’s Senior Subordinated Discount Notes due 2009 issued on the date hereof (such notes, the “Initial Notes”) and (b) if and when issued as provided in the Exchange and Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)) or in this Indenture, the Company’s Senior Subordinated Discount Notes due 2009 issued in the Registered Exchange Offer in exchange for any Initial Notes or otherwise as provided in this Indenture (the “Exchange Notes” and together with the Initial Notes issued hereunder, the “Notes,” such term to include any such notes issued in exchange or replacement therefor).  Except as otherwise provided herein, the Notes shall be limited to $441,628,051.27 in aggregate principal amount at Maturity.

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.              Definitions.  As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

“Accredited Investor” means any Person that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Accreted Value” means, with respect to the Initial Notes and the Exchange Notes of the same series, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at Maturity of such Notes:

(a)           if the Specified Date occurs on one of the following dates (each, an “Accrual Date”), the Accreted Value shall equal the amount set forth below under the “Accreted Value” column for such Accrual Date:

Accrual Date	Accreted Value
June 30, 2003	$800.54
December 31, 2003	$816.55
June 30, 2004	$832.88
December 31, 2004	$849.54
June 30, 2005	$866.53
December 31, 2005	$883.86
June 30, 2006	$901.53
December 31, 2006	$919.56
June 30, 2007	$937.96
January 20, 2008	$958.96
Stated Maturity (January 20, 2009)	$1,000.00

; or

(b)           if the Specified Date occurs before the first Accrual Date, the Accreted Value shall equal the sum of (A) the original issue price of $792.52 per $1,000 of principal amount at Maturity of the Notes and (B) an amount equal to the product of (1) the Accreted Value for the first Accrual Date less such original issue price multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Closing Date to the first Accrual Date using a 360-day year of twelve 30-day months.  In the event the Trustee is required to take any action which requires the calculation described in the preceding sentence, upon request by the Trustee, the Company shall calculate such Accreted Value and set forth such amount in an Officers’ Certificate; or

(c)           if the Specified Date occurs between two Accrual Dates, the Accreted Value shall equal the sum of (A) the Accreted Value for the Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (1) the Accreted Value for the immediately following Accrual Date less the Accreted Value for the immediately preceding Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.  In the event the Trustee is required to take any action which requires the calculation described in the preceding sentence, upon request by the Trustee, the Company shall calculate such Accreted Value and set forth such amount in an Officers’ Certificate; or

(d)           if the Specified Date occurs after the last Accrual Date, the Accreted Value will equal $1,000.

If an Event of Default has occurred and is continuing on or prior to the Specified Date, the Accreted Value on such date shall be increased (until such time as no Event of Default is continuing) by an amount equal to the product of (A) a fraction, the numerator of which is the number of days, using a 360-day year of twelve 30-day months, since the immediately preceding Accrual Date during which such Event of Default occurred and was continuing and the denominator of which is 360, multiplied by (B) 0.0075.

“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Adjusted EBITDA” means for the applicable period of measurement of the Company and its Restricted Subsidiaries, (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures of the Company and its Restricted Subsidiaries for such period, on a consolidated basis.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that, for purposes of Section 5.06 only, in the case of the Company or any of its Subsidiaries beneficial ownership of 10% or more of the Voting Stock in the Company or such Subsidiary, as the case may be, shall be deemed to be control.  Notwithstanding the foregoing, in no event will the Purchasers or any Holder, any lender under the Credit Agreement, any holder of Convertible Subordinated Notes or any holder of Senior Notes, or any of their respective Affiliates be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by virtue of purchasing or holding any Notes or being such a lender, or holding any Convertible Subordinated Notes or Senior Notes.

“Affiliate Transaction” is defined in Section 5.06.

“Alternative Mezzanine Debt” is defined in Section 5(l) of the Purchase Agreement.

“Appendix” is defined in the recitals.

“Applicable Capital Lease Amount” means $41,300,000 as of September 30, 2002, which amount shall increase by $30,000,000 on the Closing Date and on December 31, 2003 and by $15,000,000 on December 31, 2004, up to a maximum aggregate amount of $116,300,000.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their properties, assets or operations, excluding Environmental Laws.

“Applicable Percentage” means for purposes of Section 5.02(C), (a) prior to the Distribution Date, 25% and (b) after the Distribution Date, 50%.

“Asset Disposition” means the disposition by the Company or any Restricted Subsidiary of the Company whether by sale, issuance, lease (as lessor (other than under operating leases)), transfer, loss, damage, destruction, condemnation or other transaction (including any merger or consolidation) or series of related transactions of any of the following:  (a) any of the Capital Stock of any of the Company’s Restricted Subsidiaries, (b) all or substantially all of the assets of the Company or any of its Restricted Subsidiaries (it being understood and agreed that the disposition of the BCI Group or any assets of the BCI Group does not constitute a disposition of all or substantially all of the assets of the Company or any of its Restricted Subsidiaries) or (c) any other assets of the Company or any of its Restricted Subsidiaries.  Notwithstanding the foregoing, Asset Dispositions shall be deemed not to include (i) a transfer of assets by (x) the Company to a Wholly Owned Restricted Subsidiary of the Company, or by a Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company or (y) the Company or a Restricted Subsidiary to CBW, or by CBW to the Company or to another Wholly Owned Restricted Subsidiary of the Company; provided that the aggregate amount of all such transfers to CBW, together with the amount of all Permitted Investments made pursuant to clause (i)(A)(y) of the definition thereof, shall not exceed 5% of Consolidated Total Assets, (ii) an issuance of Capital Stock by a Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company, (iii) a Restricted Payment that is permitted by the provisions of Section 5.02, (iv) a Permitted Investment, (v) any conversion of Cash Equivalents into cash or any other form of Cash Equivalents, (vi) any foreclosure on assets, (vii) sales or dispositions of past due accounts receivable or notes receivable in the Ordinary Course of Business, (viii) transactions permitted under Article 6 hereof, (ix) grants of credits and allowances in the Ordinary Course of Business, (x) operating leases or the sublease of real or personal property or licenses of intellectual property, in each case, on commercially reasonable terms entered into in the Ordinary Course of Business, (xi) trade-ins or exchanges of equipment or other fixed assets, (xii) the sale and leaseback of any assets within 180 days of the acquisition thereof, (xiii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries, (xiv) dispositions of inventory in the Ordinary Course of Business; (xv) the disposition of cash or investment securities in the ordinary course of management of the investment portfolio of the Company and its applicable Subsidiaries; (xvi) sales of assets with a fair market value of less than $250,000; or (xvii) sales of other assets with a fair market value not to exceed $10,000,000 in the aggregate in any fiscal year.

“Asset Sale Offer” is defined in Section 4.10(a).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the implicit rate of interest borne by the Notes including any pay-in-kind interest and amortization discount) determined in accordance with GAAP of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

“BCI” means Broadwing Communications Inc., a Delaware corporation.

“BCI Group” means BCI and its Subsidiaries.

“BCSI” means Broadwing Communications Services Inc., a Subsidiary of BCI.

“Blockage Notice” is defined in Section 8.03.

“Blockage Period” is defined in Section 8.03.

“Board” and “Board of Directors” means, as to any Person, the board of directors, the board of advisors (or similar governing body) of such Person.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“Capital Stock” of any Person means any and all shares, interests, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock but excluding any debt securities including those convertible into such equity.

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date of acquisition and, issued by a corporation organized under the laws of the United States that has a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) time deposits maturing no more than thirty (30) days from the date of creation, certificates of deposit, money market deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital, surplus and undivided profits of not less than $250,000,000; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (iii) above; (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation and having combined capital and surplus of not less than $250,000,000; and (vi) other money market accounts or mutual funds which invest primarily in the securities described above.

“CBT” means Cincinnati Bell Telephone Company, an Ohio corporation.

“CBT Assets” means any assets of CBT (including Capital Stock of the Subsidiaries of CBT) and any of its Subsidiaries (including Capital Stock of the Subsidiaries of such Subsidiaries).  To the extent any CBT Asset is transferred to another Restricted Subsidiary of the Company in a transaction that does not constitute an Asset Disposition, such asset shall remain a CBT Asset for purposes of this Indenture.

“CBW” means Cincinnati Bell Wireless LLC, an Ohio limited liability company.

“CBW Assets” means any assets of CBW Co. (including Capital Stock of the Subsidiaries of CBW and Spectrum Assets) and any of its Subsidiaries (including Capital Stock of the Subsidiaries of such Subsidiaries). To the extent any CBW Asset is transferred to another Restricted Subsidiary of the Company in a transaction that does not constitute an Asset Disposition, such asset shall remain a CBW Asset for purposes of this Indenture.

“CBW Co.” means Cincinnati Bell Wireless Company, an Ohio corporation.

“Centralized Cash Management System” means the cash management system referred to in Section 5.02(f)(ix) of the Credit Agreement as in effect on the date hereof and described in Schedule 5.01(r) thereof.

“Change of Control” means the occurrence of any of the following:  (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole (it being understood and agreed that the disposition of the BCI Group does not constitute a disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole), to any Person unless: (x) pursuant to such transaction such assets are changed into or exchanged for, in addition to any other consideration, securities of such Person that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of such Person and (y) no “person” (as such term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of either the total economic value of such Person or the total voting power of the Voting Stock of such Person; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of either the total economic value of the Company’s outstanding Capital Stock or the total voting power of the Voting Stock of the Company; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company, was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (e) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, and the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless: (x) pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee and (y) no “person” (as such term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of either the total economic value of such surviving Person or transferee or the total voting power of the Voting Stock of such surviving Person or transferee; or (f) any “change of control” as defined in the Convertible Subordinated Indenture to the extent not waived by holders of the Convertible Subordinated Notes.

“Change of Control Offer” is defined in Section 4.09(a).

“Change of Control Payment” is defined in Section 4.09(a).

“Change of Control Payment Date” is defined in Section 4.09(b)(ii).

“Cincinnati Bell Group” means the Company and its Restricted Subsidiaries.

“Closing Date” is defined in the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, units, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

“Company” is defined in the preamble.

“Consolidated” or “consolidated” (including the correlative term “consolidating”) or on a “consolidated basis,” when used with reference to any financial term in this Indenture

(but not when used with respect to any Tax Return or tax liability), means the consolidation for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated in accordance with GAAP.

“Consolidated Adjusted Debt” means the sum of (a) Indebtedness of the Company and its Restricted Subsidiaries (exclusive of Indebtedness under the Convertible Subordinated Notes and Indebtedness referred to in clauses (iv) (unless such Indebtedness is required to be recorded as liability on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP) and (viii) of the definition thereof) determined on a consolidated basis in accordance with GAAP, plus (b) the amount of reserves of the Company and its Restricted Subsidiaries then outstanding in excess of $35,000,000 against any income tax liabilities.

“Consolidated Adjusted Debt to Adjusted EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted Debt as of such date to (b) Adjusted EBITDA for the applicable four-quarter period ending on the last day of the most recently ended quarter for which consolidated financial statements of the Company and its Restricted Subsidiaries are, or should have been, available in accordance with the Transaction Documents.

“Consolidated EBITDA” means for the applicable period of measurement, the Consolidated Net Income of the Company and its Restricted Subsidiaries on a consolidated basis, plus, without duplication, the following for the Company and its Restricted Subsidiaries to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Expense for such period, plus (ii)  provisions for taxes based on income, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item) less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (vi) charges taken in accordance with SFAS 142, plus (vii) all net cash extraordinary losses less net cash extraordinary gains, plus (vii) all restructuring charges set forth on Schedule 1.1(a).

“Consolidated EBITDA to Consolidated Interest Ratio” means as of any date of determination the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case, for the applicable four-quarter period ending on the last day of the most recently ended quarter for which consolidated financial statements of the Company and its Restricted Subsidiaries are, or should have been, available in accordance with the Transaction Documents.

“Consolidated Interest Expense” means for the applicable period of measurement of the Company and its Restricted Subsidiaries on a consolidated basis, the aggregate interest expense for such period determined in accordance with GAAP (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Restricted Subsidiaries on a consolidated basis, but excluding all amortization of financing fees and other charges incurred by the Company and its Restricted Subsidiaries in connection with the issuance of Indebtedness.

“Consolidated Net Income” means for any period the net income (or loss) before provision for dividends on Preferred Stock of the Company and its Restricted Subsidiaries on a consolidated basis for such period determined in conformity with GAAP, but excluding, without duplication, the following clauses (a) through (f) to the extent included in the computations thereof:  (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries; (b) the income (or loss) of any Person (other than the Company or a Restricted Subsidiary) in which such Person has an interest except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary (which amount shall be included in Consolidated Net Income); (c) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (except to the extent of the amount of dividends or similar distributions actually lawfully paid to the Company or a Restricted Subsidiary); (d) any after tax gains or losses attributable to Asset Dispositions or returned surplus assets of any pension plan; (e) (to the extent not included in clauses (a) through (d) above) (i) any net extraordinary gains or net extraordinary losses or (ii) any net non-recurring gains or non-recurring losses to the extent attributable to Asset Dispositions, the exercise of options to acquire Capital Stock and the extinguishment of Indebtedness; and (f) cumulative effect of a change in accounting principles.

“Consolidated Total Assets” means, as at any date of determination, the aggregate amount of assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding, however, for the avoidance of doubt the assets of the BCI Group) prepared in accordance with GAAP most recently delivered to the Holders pursuant to Section 4.02 hereof or Section 9 of the Purchase Agreement.

“Convertible Preferred Stock” means the 12 ½% Series B Junior Exchangeable Preferred Stock Due 2009 of BCI and the 6 ¾% Cumulative Convertible Preferred Stock of the Company.

“Convertible Subordinated Notes” means those certain 6 ¾% Convertible Subordinated Notes due 2009 of the Company issued pursuant to the Convertible Subordinated Indenture with an original aggregate issue price of $400,000,000, and any such notes issued in exchange or replacement therefor.

“Convertible Subordinated Indenture” means the indenture relating to the Convertible Subordinated Notes dated as of July 21, 1999, between the Company and the Bank of New York, as Trustee.

“Credit Agreement” means the Amendment and Restatement of the Credit Agreement, dated as of November 9, 1999, as amended and restated as of January 12, 2000 and as of the date hereof, as amended, by and among the Company, BCSI, the lenders party thereto from time to time, Bank of America, N.A., as syndication agent, Citicorp USA, Inc., as administrative agent and certain other agents, together with the related documents thereto

(including, without limitation, any guarantee agreements and security documents), in each case as such agreement or agreements may be amended (including any amendment and restatement thereof), restated, supplemented, replaced, restructured, waived, Refinanced or otherwise modified from time to time, including any amendment, supplement, modification or agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders or one or more agreements, contracts, indentures or otherwise; provided that, except as provided in the next proviso, in no event may such agreement be amended (including any amendment and restatement thereof), supplemented, replaced, restructured, Refinanced or otherwise modified to increase the amount of borrowings permitted to be Incurred pursuant to Section 5.04(b)(vii); and, provided, further, however, that, in addition to the Indebtedness Incurred pursuant to Section 5.04(b)(vii), Other Senior Indebtedness (to the extent permitted to be Incurred pursuant to the definition thereof) may be Incurred, in whole or in part, under the Credit Agreement.

“Credit Documents” means the Credit Agreement, any Secured Hedge Agreement that is secured under (and as defined in) the Credit Agreement, and all certificates, instruments, financial and other statements and other documents and agreements made or delivered from time to time in connection therewith and related thereto.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“Custodian” is defined in Section 7.01.

“Definitive Note” is defined in the Appendix.

“Default” means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute, an Event of Default.

“Depositary” is defined in the Appendix.

“Designated Senior Indebtedness” means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by the Company.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or Asset Disposition), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or Asset Disposition) on or prior to the Stated Maturity.

“Distribution Date” means the date on which (a) the Notes become Widely Held or (b) a Positive Credit Event occurs.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

“Event of Default” is defined in Section 7.01.

“Excess Proceeds” is defined in Section 5.05(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange and Registration Rights Agreement” is defined in the Appendix.

“Exchange Guarantees” means the Guarantees of the Exchange Notes issued in the Registered Exchange Offer.

“Exchange Notes” is defined in the recitals.

“Existing BCSI Loan” means Indebtedness of BCSI Incurred under the Credit Agreement prior to the date of this Indenture and any Indebtedness of BCSI Incurred under the Credit Agreement for the purpose of making interest payments on (w) the Existing BCSI Loan, (x) any Indebtedness of the BCI Group Incurred under the Credit Agreement after the date of this Indenture subject to the limitations set forth in Section 5.11(a), (y) BCI’s 9% Senior Subordinated Notes Due 2008 or (z) BCI’s 12 ½% Senior Series B Notes due 2005.

“Existing Indebtedness” all Indebtedness of the Company and its Restricted Subsidiaries existing as of the Closing Date (after giving effect to the redemption, repurchase, repayment or prepayment of Indebtedness out of the proceeds of the Notes); provided that for purposes of Section 5.04(b), Existing Indebtedness shall not include Indebtedness of the type permitted to be Incurred by Section 5.04(b)(iii) and (v).

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer.  Unless otherwise expressly required elsewhere in this Indenture, fair market value will be determined in good faith (i) for transactions involving an aggregate consideration equal to or less than $30,000,000, by a Responsible Officer of the Company, as evidenced, in the case of any such transaction involving consideration greater than $3,000,000, by an Officers’ Certificate and (ii) for transactions involving an aggregate consideration in excess of $30,000,000, by the Board of Directors of the Company, as evidenced by a resolution of the Board of Directors, and in the case of both clause (i) and (ii), such determination shall be conclusive absent a manifest error.

“fiscal year” means a fiscal year of the Company and its Restricted Subsidiaries ending on December 31 of any calendar year.

“GAAP” means United States generally accepted accounting principles as of the Closing Date set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Global Notes Legend” is defined in the Appendix.

“Governmental Authority” means (a) the government of the United States of America or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any of its Subsidiaries or (c) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guaranteed Obligations” is defined in Section 11.01(a).

“Guarantor” means any Restricted Subsidiary of the Company that has provided a guarantee of the Obligations with respect to the Notes.

“Holder” means a Person in whose name a Note is registered at the Registrar.

“Incur” is defined in Section 5.04(a).

“Indebtedness” means, with respect to any Person, without duplication:  (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (including, without limitation, Senior Indebtedness); (ii) the principal of and premium (if any) in respect of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Attributable Debt and all Capitalized Lease Obligations of such Person; (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, in each case to the extent the purchase price is due more than six (6) months from the date the obligation is Incurred (but excluding trade accounts payable and other accrued liabilities arising in the Ordinary Course of Business); (v) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (vi) Guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below; (vii) all obligations of any other Person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured; (viii) all obligations under Currency Agreements and all Interest Swap Obligations of such Person; and (ix) all obligations represented by a Disqualified Capital Stock of such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

“Indenture” is defined in the preamble.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm, in each case, of national standing; provided, however, that such firm is not an Affiliate of the Company; and, provided, further, that for transactions involving consideration of $100,000,000 or more, the term “Independent Qualified Party” shall be limited to an investment banking firm of national standing only, unless, with respect to any such transaction, (x) the Company delivers to the Trustee and the Required Holders an Officers’ Certificate to the effect that no investment bank will opine on commercially reasonable terms on such transaction and that it proposes instead to engage an accounting firm of national standing (and stating the identity of such accounting firm) and (y) within fifteen (15) days after the delivery of such Officers’ Certificate the Company does not receive a written notice from the Required Holders reasonably objecting to the Company’s proposal set forth in the Officers’ Certificate, in which case the term “Independent Qualified Party” for such transaction may also include such accounting firm.

“Initial Notes” is defined in the recitals.

“Institutional Accredited Investor” is defined in the Appendix.

“Interest Coverage Test” is defined in Section 5.04.

“Interest Payment Date” is defined in Exhibit A.

“Interest Swap Obligations” means the Obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any beneficial interest in, including stock, partnership interest or other Capital Stock of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that did not arise from sales to or services provided to that other Person in the Ordinary Course of Business.  For purposes of Section 5.02: (i) “Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the

Company (to the extent of the Company’s percentage ownership therein) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company (to the extent of the Company’s percentage ownership therein) at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced (other than for purposes of calculations under Section 5.11) by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York or Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed.  If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Leverage Test” is defined in Section 5.04.

“Lien” means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Restricted Subsidiaries taken as a whole or (b) the material impairment of the ability of the Company or any Guarantor that constitutes a Material Restricted Subsidiary to perform in any material respect its material obligations under any Transaction Document to which it is a party or of any Holder to enforce any Transaction Document in any material respect or collect any of the Obligations thereunder.

“Material Restricted Subsidiary” means a Restricted Subsidiary that constitutes a Material Subsidiary.

“Material Subsidiary” means any Subsidiary that is or would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Indenture requires the Company to make).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means cash proceeds actually received by the Company or any of its Restricted Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, issuance, lease, transfer or other disposition (including all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Taxes required to be paid or accrued as a liability under GAAP as a consequence of such sale, lease or transfer), (b) amounts applied to repayment of Indebtedness (other than revolving credit Indebtedness under the Credit Agreement, without a corresponding reduction in the revolving credit commitment) secured by a Lien on the asset or property disposed of, (c) if such Asset Disposition involves the sale of a discrete business or product line, any accrued liabilities of such business or product line required to be paid or retained by the Company or any of its Restricted Subsidiaries as part of such disposition, (d) appropriate amounts to be provided by the Company or a Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with an Asset Disposition and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated with such Asset Disposition and (e) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, but only to the extent required by constituent documents of such Subsidiary or such joint venture.

“Note Amounts” means principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees and all other amounts owing under the Notes or in respect of the Notes (whether under the Notes or under the Indenture or the Purchase Agreement, as the case may be).

“Note Registration” shall mean the first to occur of (i) the consummation of a Registered Exchange Offer and (ii) the effectiveness of a Shelf Registration Statement filed with the Commission.

“Notes” is defined in the recitals.

“Notes Custodian” is defined in the Appendix.

“Notice of Default” is defined in Section 9.05.

“Obligations” means all obligations for principal, premium (if any), interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” is defined in Section 4.10(c).

“Offer Period” is defined in Section 4.10(a).

“Officers’ Certificate” of the Company means a certificate signed on behalf of the Company by two Persons, one of which shall be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief

Financial Officer, the Chief Accounting Officer or the Treasurer (or any such other officer that performs similar duties) of the Company, and the other one shall be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Assistant Treasurer, Controller, the Secretary or an Assistant Secretary (or any such other officer that performs similar duties) of the Company.  One of the officers signing an Officers’ Certificate given pursuant to Section 4.06 shall be the principal executive, financial or accounting officer or treasurer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or Guarantor or the Trustee.

“Ordinary Course of Business” means, in respect of any transaction involving the Company or any Restricted Subsidiary of the Company, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith.

“Other Senior Indebtedness” means, (a) prior to the Distribution Date, any Indebtedness of the Company which: (i) is Incurred after the date hereof; (ii) is stated as being senior to the Notes; (iii) may be Incurred only if immediately after the Incurrence of such Indebtedness, the Consolidated Adjusted Debt to Adjusted EBITDA Ratio is less than 3.5 to 1.00; and (iv) when aggregated with all Indebtedness Incurred and outstanding prior to the date such Indebtedness is Incurred under the Credit Agreement (without regard to Indebtedness Incurred pursuant to the second proviso to the definition thereof), the Senior Notes and Other Senior Indebtedness, does not exceed $1,500,000,000; and (b) after the Distribution Date, any Indebtedness of the Company Incurred after the Distribution Date that does not constitute Indebtedness of the type described in clauses (i) through (vii), inclusive, of the second sentence of the definition of “Senior Indebtedness”.

“Paying Agent” is defined in Section 2.03.

“Payment in Full” for purposes of Articles 8 and 12, (a) when used with respect to Senior Indebtedness under the Credit Agreement, means that such Senior Indebtedness is paid in full in cash and (b) when used with respect to any other Senior Indebtedness, means that such Senior Indebtedness is paid in full in cash or Cash Equivalents; and the terms “Paid in Full” or Pay in Full” shall have correlative meanings.

“Permits” means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business.

“Permitted Acquisition” means the purchase by the Company or a Restricted Subsidiary of the Company of all or substantially all of the assets of a Person whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Restricted Subsidiaries were engaged on the date of this Indenture, or any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person and each Subsidiary of such Person becomes (x) a Restricted

Subsidiary of the Company whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Restricted Subsidiaries were engaged on the date of this Indenture and (y) a Guarantor hereunder or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company and whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged in on the date of this Indenture; provided that at the time of such purchase or Investment, (x) no Default or Event of Default exists or would be caused upon the consummation thereof and (y) in the case of Permitted Acquisitions involving any consideration other than the Common Stock of the Company, after giving effect to such Permitted Acquisition, the Company can Incur $1.00 of Indebtedness under Section 5.04(a).

“Permitted Adjustments” means, for the purpose of calculating the Leverage Test and the Interest Coverage Test, pro forma adjustments arising out of events (including cost savings resulting from head count reduction, closure of facilities and similar restructuring charges) which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, which (a) would be permitted by Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Commission or (b) after the Distribution Date, have been realized or are reasonably expected to be realized within six (6) months following any such transaction; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture.

“Permitted Asset Swap” means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which the consideration received by the transferor consists of like properties or assets to be used in the business of the Company or its Restricted Subsidiaries in the same or similar manner as such transferred properties or assets; provided that (i) the fair market value (determined in good faith by the Board of Directors of the Company) of properties or assets received by the Company or any of its Restricted Subsidiaries in connection with such Permitted Asset Swap is at least equal to the fair market value (determined in good faith by the Board of Directors of the Company) of properties or assets transferred by the Company or such Restricted Subsidiary in connection with such Permitted Asset Swap and (ii) the aggregate fair market value of assets transferred by the Company in connection with all Permitted Asset Swaps after the Closing Date does not exceed 10% of Consolidated Total Assets.

“Permitted Investments” means:

(i)            (A) any Investment in (including, without limitation, loans and advances to) (x) the Company or a Wholly Owned Restricted Subsidiary of the Company and whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged in on the date of such Investment and (y) CBW; provided that the aggregate amount of all such investments in CBW, together with the amount of all Asset Dispositions made pursuant to clause (i)(y)

of the second sentence of the definition thereof, shall not exceed 5% of Consolidated Total Assets and (B) any acquisition by the Company or a Wholly Owned Restricted Subsidiary of the Company of beneficial interest in a Restricted Subsidiary of the Company from another Restricted Subsidiary of the Company or the Company;

(ii)           any Investment in Cash Equivalents or the Notes;

(iii)          any Investment related to or arising out of a Permitted Acquisition;

(iv)          any Investment which results from the receipt of non-cash consideration from an asset sale made pursuant to and in compliance with the provisions of Section 5.05 or from any sale or other disposition of assets not constituting an Asset Disposition hereunder;

(v)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;

(vi)          receivables owing to the Company or any Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(vii)         loans and advances to employees made in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate at any time outstanding; provided, however, for purposes of this definition, “advances” will not restrict advances for travel, moving or relocation expenses to employees advanced and repaid in the Ordinary Course of Business;

(viii)        loans and advances not to exceed $1,000,000 at any time outstanding to employees of the Company or its Subsidiaries for the purpose of funding the purchase of Capital Stock of the Company by such employees;

(ix)           any Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts by said Person;

(x)            any Investment existing on the date of this Indenture, any Investment received as a distribution in respect of such existing Investment and any Investment received in exchange for such existing Investment; provided that, in the case of an exchange, the fair market value (as determined in good faith by the Board of Directors of the Company) of the Investment being exchanged is at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Investment for which such Investment is being exchanged;

(xi)           Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided such Investments were not made by such Person in connection with or in anticipation or contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

(xii)          Investments made in connection with purchase price adjustments or contingent purchase price payments paid in connection with Investments otherwise permitted under this Indenture;

(xiii)         Investments in stock, obligations or securities received in settlement of debts created in the Ordinary Course of Business or in satisfaction of judgments;

(xiv)        Investments by the Company or any Restricted Subsidiary pursuant to an Interest Rate Swap Obligation or a Currency Agreement permitted by clauses (i), (iv), (vi) or (viii) of Section 5.04(b);

(xv)         Investments consisting of debits and credits between Broadwing Financial LLC and the Company, its Restricted Subsidiaries and, subject to Section 5.11, its Unrestricted Subsidiaries pursuant to the Centralized Cash Management System;

(xvi)        Investments consisting of loans, advances and payables due from suppliers or customers made by the Company or its Restricted Subsidiaries in the Ordinary Course of Business;

(xvii)       Investments that may be deemed to arise out from the cashless exercise by employees of the Company of rights, options or warrants to purchase Capital Stock of the Company;

(xviii)      Investments permitted to be made by Section 5.11;

(xix)         Investments the consideration paid for which consists solely of Capital Stock (other than Disqualified Capital Stock) of the Company;

(xx)          Investments (other than Investments in any member of the BCI Group) in an aggregate amount of $10,000,000 for any Investments valued as of the date such Investment is made, including, without limitation, joint ventures; and

(xxi)         Investments the consideration for which was paid by a Person other than the Company or any of its Restricted Subsidiaries, without recourse to the Company or its Restricted Subsidiaries.

“Permitted Liens” means:

(i)            Liens to secure the performance of statutory obligations, surety or appeal bonds, letters of credit or other obligations of a like nature incurred in the Ordinary Course of Business;

(ii)           Liens for Taxes, assessments and governmental charges, levies or claims that are (x) not yet due and payable or (y) which are due and payable and are being contested in good faith by appropriate proceedings so long as such proceedings stay enforcement of such Liens;

(iii)          any Lien arising out of a judgment or award not constituting an Event of Default under Section 7.01;

(iv)          statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other similar liens imposed by law, which are incurred in the Ordinary Course of Business for sums not more than thirty (30) days delinquent or which are being contested in good faith by appropriate proceedings so long as such contest stays enforcement of such Liens;

(v)           survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material adverse respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(vi)          any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(vii)         Liens securing Capitalized Lease Obligations and purchase money Indebtedness permitted pursuant to Section 5.04(b)(iii); provided, however, that in the case of purchase money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired, constructed, repaired, added to or improved and (b) the Lien securing such Indebtedness shall be created within 180 days after the date of such acquisition or, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien or, in the case of a Refinancing of any purchase money Indebtedness, within 180 days of such Refinancing;

(viii)        Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(ix)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(x)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xi)           Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(xii)          Liens in existence on the date hereof;

(xiii)         Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary;

(xiv)        leases, subleases, licenses and sublicenses of the type referred to in clause (x) in the second sentence of the definition of “Asset Disposition” granted to third parties in the Ordinary Course of Business;

(xv)         banker’s liens and rights of offset of the holders of Indebtedness of the Company or any Restricted Subsidiary on monies deposited by the Company or any Restricted Subsidiary with such holders of Indebtedness in the Ordinary Course of Business of the Company or any such Restricted Subsidiary;

(xvi)        Liens securing obligations under Interest Swap Obligations or Currency Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture, to be secured by a Lien on the same property securing such obligations;

(xvii)       Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vii), (xii), (xiii) and (xvi); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (vii), (xii), (xiii) or (xvi) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums related to such Refinancings;

(xviii)      pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations;

(xix)         Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary or such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; and

(xx)          other Liens that do not, in the aggregate, attach to a material portion of the assets of the Company or any of its Restricted Subsidiaries and do not secure obligations in an aggregate amount in excess of $5,000,000.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to Refinance, other Indebtedness of any such Persons; provided, however, that (i) the principal  amount of such Permitted Refinancing Indebtedness does not exceed the principal amount (or, if issued at original issue discount, the aggregate accreted value) plus accrued interest and premium, if any (set forth in the original instrument representing such Indebtedness), of the Indebtedness so exchanged or Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, at the time of such Refinancing, the Indebtedness being exchanged or Refinanced; (iii) if the Indebtedness being exchanged or Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged or Refinanced; (iv) such Permitted Refinancing Indebtedness is Incurred by the Person who is the obligor on the Indebtedness being exchanged or Refinanced; and (v) in the case of Permitted Refinancing Indebtedness in respect of Convertible Subordinated Notes, such Permitted Refinancing Indebtedness will have an effective yield thereon not exceeding 10% per annum.  “Permitted Refinancing Indebtedness” shall not include Indebtedness under the Credit Agreement which may be Refinanced in accordance with the definition thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Positive Credit Event”  means the Company having a long term (a) senior implied debt rating of at least BB+ from S&P and Ba1 from Moody’s and (b) senior subordinated debt rating of at least BB- from S&P and Ba3 from Moody’s; provided that if, after the occurrence of the Positive Credit Event, the Notes are not Widely Held and the Company’s senior implied and senior subordinated debt ratings have been downgraded below the rating levels set forth in this definition of “Positive Credit Event”, the provisions of this Indenture applicable prior to the Distribution Date shall govern beginning after such ratings downgrade as if the Distribution Date has not occurred, until such time as the Notes become Widely Held or another Positive Credit Event occurs.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, and shall include the 6¾% Convertible Preferred Stock of the Company.

“Purchase Agreement” means the Purchase Agreement, dated as of December 9, 2002, by and among the Company and the Purchasers.

“Purchase Date” is defined in Section 4.10(c).

“Purchasers” is defined in the Appendix.

“QIB” is defined in the Appendix.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Exchange Offer” is defined in the Appendix.

“Registrar” is defined in Section 2.03.

“Registration Default” is defined in Exhibit A.

“Regular Record Date” is defined in Exhibit A.

“Regulation S” is defined in the Appendix.

“Representative” means the trustee, agent, representative (if any), or, in the absence of any of the foregoing, the holders of the majority in principal amount of, any issue of Senior Indebtedness.

“Required Holders” means Holders holding more than 50% of the then outstanding aggregate principal amount at Maturity of the Notes (exclusive of Notes then owned directly or indirectly by the Company, or any of its Subsidiaries or Affiliates).

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of the Company or any of its Subsidiaries or any other officer, partner or member (or person performing similar functions) of the Company or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” is defined in the Appendix.

“Restricted Payments” is defined in Section 5.02.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 501” is defined in the Appendix.

“Rule 144A” is defined in the Appendix.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Securities Act” is defined in the Appendix.

“Senior Indebtedness” means (a) principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees and all other amounts owing under or in respect of the Credit Agreement, (b) Indebtedness under the Senior Notes and (c) the Other Senior Indebtedness.  Notwithstanding the foregoing, “Senior Indebtedness” shall not include:  (i) any obligations (other than with respect to any guarantee Obligations under the Credit Agreement) of the Company to a Subsidiary of the Company; (ii) obligations to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; (iii) obligations represented by Disqualified Capital Stock; (iv) any liability for federal, state, local or other taxes owed or owing by the Company; (v) that portion of any Indebtedness Incurred in violation of the provisions set forth in Section 5.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (v) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement; (vi) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and (vii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or its Subsidiaries.

“Senior Notes” means those certain 7¼% Senior Notes due 2023 of the Company issued pursuant to an indenture dated as of July 1, 1993 in the aggregate principal amount of $50,000,000, and any such notes issued in exchange or replacement therefor.

“Senior Subordinated Indebtedness” means the Notes and any other Indebtedness of the Company permitted hereunder which expressly ranks pari passu to the payment and performance of the Notes.

“series” means any series of Notes outstanding under this Indenture.

“Shelf Registration Statement” is defined in the Appendix.

“Special Interest” is defined in Exhibit A.

“Spectrum Assets” means the E-Block spectrum licenses granted by the Federal Communications Commission or any spectrum license owned by CBW Co. for which the E-Block may be exchanged.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in this Indenture or such Note as the scheduled fixed date on which the Accreted Value of such Note or such installment of interest is due and payable and shall not include any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof.

“Stated Maturity Date” is defined in Exhibit A.

“Subordinated Indebtedness” means (i) the Convertible Subordinated Notes, (ii) any Indebtedness of the Company permitted hereunder Incurred by the Company after the date hereof or outstanding as of the date hereof which is not Senior Indebtedness or Senior Subordinated Indebtedness, and (iii) any Indebtedness of the Company permitted hereunder which is expressly subordinated to and junior to the payment and performance of the Notes.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).  Any Person becoming a Subsidiary of the Company after the date of this Indenture shall be deemed to have Incurred all of its outstanding Indebtedness on the date it becomes a Subsidiary.

“Successor Company” is defined in Section 6.01.

“Taxes” means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or other taxes, duties or assessments of any kind whatsoever imposed on any Person, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and includes any liability for Taxes of another Person by contract, as a transferee or successor, under Treasury regulation Section 1.1502-6 or analogous state, local or foreign law provision or otherwise.

“Tax Returns” means all reports and returns (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to Taxes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time.

“Transaction Documents” is defined in the Purchase Agreement.

“Transfer Restricted Notes” is defined in the Appendix.

“Trigger Date” is defined in the Exchange and Registration Rights Agreement.

“Trustee” is defined in the preamble.

“Trust Officer” means, when used with respect to the Trustee, the president, any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee in its Corporate Trust Administration Department customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“United States” shall have the meaning assigned to such term in Regulation S.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer’s option.

“Unrestricted Subsidiary” means (i) any member of the BCI Group; provided that after the consummation of the sale of all or substantially all of the assets of BCI’s Subsidiaries or the consummation of a confirmed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with respect to BCI, the Company may designate Broadwing Telecommunications Inc. as a Restricted Subsidiary by written notice to the Trustee and the Holders; (ii) any Subsidiary of a Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and (iii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that subject to Section 5.11:  (i) the Company certifies to the Holders that such designation complies with Section 5.02; and (ii) each Subsidiary to be so designated and each of its Subsidiaries (other than any member of the BCI Group, except as provided in clause (i) of this definition) has not at the time of designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:  (i) immediately after giving effect to such designation, the Company can Incur $1.00 of Indebtedness under Section 5.04(a); and (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; provided that, notwithstanding the foregoing, except as provided in clause (i) of this definition, the Board of Directors may not designate any member of the BCI Group to be a Restricted Subsidiary.

Any such designation by the Board of Directors of the Company shall be evidenced to the Holders by promptly filing with the Holders a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of a contingency) to vote in the election of directors, managers or trustees thereof.

“Warrant Agreement” is defined in the Purchase Agreement.

“Warrants” is defined in the Purchase Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Widely Held” means, with respect to the Notes, that (a) the Purchasers no longer hold more than 50% of the then outstanding aggregate principal amount at Maturity of the Notes (exclusive of Notes then owned directly or indirectly by the Company, or any of its Subsidiaries or Affiliates) and (b) the Company (i) reasonably believes after due inquiry the number of beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Notes (counting for the purpose of this definition all Holders that are Affiliates of each other as one beneficial owner) equals or exceeds twenty-five (25) and (ii) if requested by the Required Holders, delivers to the Required Holders and the Trustee an Officers’ Certificate executed by the Responsible Officer describing in reasonable details the grounds for such belief and the procedures used by the Company to count the number of beneficial owners.  For avoidance of doubt, the Trustee’s obligations under clause (ii) of this definition shall be limited solely to keeping such Officers’ Certificate on file with the Trustee and in no event shall the Trustee be liable for the contents of such Officers’ Certificate nor shall it be required to deliver such Officers’ Certificate to the Holders.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.      Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“indenture securities” means the Initial Notes, the Exchange Notes and the Exchange Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.03.      Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           “to” and “until” each mean “to but excluding”;

(f)            any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(g)           any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(h)           words in the singular include the plural and words in the plural include the singular;

(i)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(j)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(k)           the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

ARTICLE 2.

THE NOTES

SECTION 2.01.              Form and Dating.  Provisions relating to the Initial Notes and the Exchange Notes to be issued in exchange for the Initial Notes or otherwise as provided in this Indenture are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The Initial Notes and such Exchange Notes shall be a separate series of Notes.  The Initial Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Exchange Notes to be issued in exchange for the Initial Notes or otherwise pursuant to this Indenture and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 (in principal amount at Maturity) and multiples thereof.  The Initial Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02.              Execution and Authentication.  One officer shall sign the Notes for the Company by manual or facsimile signature.

If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon written direction of the Company, authenticate and make available for delivery Notes as set forth in the Appendix.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.              Registrar and Paying Agent.  (a) the Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars.  The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Exchange Notes (as defined in the Appendix).

(b)           the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.07.  The Company or any of its domestically organized Wholly Owned Restricted Subsidiaries (other than any member of the BCI Group) may act as Paying Agent or Registrar.

(c)           the Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 9.08.

SECTION 2.04.              Paying Agent to Hold Money in Trust.  On or prior to each due date of the principal of and interest on any Note, the Company shall deposit with, or to an account maintained by, the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall promptly notify the Trustee in writing of any default by the Company in making any such payment.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.              Holder Lists.  The Trustee  shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.              Transfer and Exchange.  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix.  When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.  The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantors, the Paying Agent, the Trustee or the Registrar shall be affected by notice to the contrary.

Any Holder of a Global Exchange Note shall, by acceptance of such Global Exchange Note, agree that transfers of beneficial interest in such Global Exchange Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Exchange Note (or its agent) or (b) any Holder of a beneficial interest in such Global Exchange Note, and that ownership of a beneficial interest in such Global Exchange Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.07.              Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee  prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Note.  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08.              Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to Section 14.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, the Stated Maturity Date or maturity date money sufficient to pay all principal and interest and Special Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.              Temporary Notes.  Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

SECTION 2.10.              Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an officer.  The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11.              Defaulted Interest.  If the Company defaults in a payment of interest or Special Interest, if any, on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.              CUSIP Numbers.  The Company in issuing the Notes may use Committee on Uniform Securities Identification Procedures numbers (the “CUSIP numbers”) (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3.

REDEMPTION

SECTION 3.01.              Notices to Trustee.  If the Company elects to redeem Notes pursuant paragraph 5 of the Notes or is obligated to purchase Notes pursuant to Section 4.09 or Section 4.10, it shall notify the Trustee in writing of the Redemption Date and the principal amount at Maturity of Notes to be redeemed.  The redemption provisions of paragraph 5 of the Notes are fully incorporated herein.  The Trustee may conclusively rely on an Officers’ Certificate and the calculations given therein in making any redemption in accordance with paragraph 5 of the Notes.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 45 days before the Redemption Date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.  If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.              Selection of Notes To Be Redeemed.  If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata from all of the Holders.  The Trustee shall make the selection from outstanding Notes not previously called for redemption.  The Trustee may select for redemption portions of the principal amount at Maturity of Notes that have denominations larger than $1,000.  Notes and portions of them the Trustee selects shall be in principal amounts at maturity of $1,000 or a multiple thereof.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03.              Notice of Redemption.  (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail, to each Holder of Notes to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price and the amount of accrued interest (including amounts to be accreted to principal of the Notes) to the Redemption Date;

(iii)          the name and address of the Paying Agent;

(iv)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(v)           if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amount at Maturity of the particular Notes to be redeemed;

(vi)          that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and any Special Interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(vii)         the CUSIP number, if any, printed on the Notes being redeemed; and

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)           At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04.              Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest and Special Interest, if any, to the Redemption Date; provided, however, that if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest and Special Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.              Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest and Special Interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.  On or after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Special Interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.06.              Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount at Maturity to the unredeemed portion of the principal amount at Maturity of the Note surrendered.

SECTION 3.07.               Tender of Notes in Exercise of Warrants.  The Warrant Agreement provides that the holder of a Warrant may exercise such Warrant by surrendering a Note or a portion thereof then held by such holder in payment of the exercise price for all Warrant Shares then exercised equal to 100% of that portion of the Accreted Value of such Notes, which the Holder thereof directs the Company to accept in payment of such exercise price.  To the extent the Accreted Value of such surrendered Note is greater than the aggregate amount of the exercise price for all Warrant Shares then paid for by surrender thereof (exclusive of the portion of such exercise price paid for by accrued interest, if any, on such Surrendered Note), the Company shall deliver a new Note to the tendering Holder thereof, in accordance with the provisions of this Indenture, dated the date of the original issuance of the tendered Note, in the principal amount to maturity which bears the same proportion to the principal amount at maturity of such surrendered Note immediately prior to acceptance by the Company as the remaining portion of the Accreted Value of such surrendered Note bears to the Accreted Value of such surrendered Note immediately prior to acceptance by the Company.  On the date the Company accepts such surrendered Note in payment of the exercise price for the Warrants, the Company shall pay all accrued and unpaid interest on the Accreted Value of the Notes cancelled pursuant to this Section 3.07 up to but excluding such Redemption Date.

ARTICLE 4.

AFFIRMATIVE COVENANTS

SECTION 4.01.              Payment of Notes.

(a)           The Company shall pay the principal of and interest on the Notes on or before the dates and in the manner provided in the Notes and in this Indenture.  Principal of and interest on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal of and interest on the Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b)           The Company shall pay interest on overdue principal of the Notes at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.              Commission Reports.  Whether or not required by the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Company shall file with the Commission, and provide the Trustee, Holders and prospective Holders (upon request) within 15 days after it files or is required to file them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act.  In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally.  The Company also shall comply with the other provisions of TIA § 314(a).  The receipt by the Trustee of any such reports and documents pursuant to this Section shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03.              Preservation of Corporate Existence.  The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary (it being understood that legal name change may be made based upon reasonable discretion of the Company) and (b) the rights (charter and statutory) and licenses of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve or keep in full force and effect any such right or license, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries if the loss thereof does not and would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.04.              Maintenance of Properties.  The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however,  that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance does not and would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.05.              Taxes

(a)           Payment of Taxes and Other Claims.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material Taxes for which the Company or any of its Restricted Subsidiaries could be liable and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, provided that appropriate reserves therefor are established in the Company’s consolidated financial statements in accordance with GAAP.

(b)           Tax Returns.  The Company and its Restricted Subsidiaries shall timely file or cause to be filed when due all material Tax Returns that are required to be filed by or with respect to the Company or any of its Subsidiaries for taxable years ending after the Closing Date and shall pay any Taxes due in respect of such Tax Returns except as permitted under Section 4.05(a).

(c)           Transfer Taxes.  All transfer, transfer gains, documentary, sales, use, stamp, registration and other similar Taxes and fees (including costs and expenses relating to such Taxes) incurred in connection with the consummation of the transactions contemplated by this Indenture shall be borne by the Company.  The Holders shall reasonably cooperate with the Company in the preparation and filing of any such Tax Returns and other documentation.

SECTION 4.06.              Compliance Certificate.  The Company shall deliver to the Trustee within (a) 50 days after the end of each of the first three fiscal quarters of the Company’s fiscal year, and (b) within 95 days of the end of the fiscal year of the Company, an Officers’ Certificate made on behalf of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.07.              Compliance with Law.  The Company will, and will cause each of its Restricted Subsidiaries to, comply with all Applicable Laws and all Environmental Laws and will obtain and maintain, and will cause each of its Restricted Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, except where and to the extent the failure to so comply with Applicable Laws and all Environmental Laws or to obtain and maintain in effect any such Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.08.              Insurance.  The Company shall cause its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in a similar businesses and owning similar properties in the same general areas in which the Company and its Restricted Subsidiaries operate.

SECTION 4.09.              Offer to Repurchase Upon Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 of principal amount at Maturity or a multiple thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, as of the Change of Control Payment Date (the “Change of Control Payment”) in accordance with the terms set forth below; provided, however, that, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.09 in the event that it has exercised its right to redeem all the Notes under paragraph 5 of the Notes.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Indenture by reason of any act required by such rule or other Applicable Law.

(b)           Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

(ii)           the purchase price and the purchase date, which shall be at least 10 Business Days but no more than 60 days from the date on which the Company mails notice of the Change of Control (the “Change of Control Payment Date”);

(iii)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the

Paying Agent for such purpose, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(iv)          that Holders will be entitled to withdraw their election if the Company or its designated agent for such purpose, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(v)           other information required to be included pursuant to Section 3.03.

(c)           On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) pay to the Holders of Notes or portions thereof so tendered an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered.  The Company shall promptly mail or deliver by wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly execute and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount at Maturity of $1,000 or a multiple thereof.

(d)           In the event that at the time of such Change of Control the terms of any Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.09, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all such Senior Indebtedness or offer to repay in full all such Senior Indebtedness and repay such Senior Indebtedness of each lender or holder who has accepted such offer or (ii) obtain the requisite consent under such Senior Indebtedness to permit the repurchase of the Notes as provided for in Section 4.09(c).

(e)           The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.10.               Offer to Purchase by Application of Excess Proceeds.

(a)           In the event that, pursuant to Section 5.05, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified in this Section 4.10.  Each Asset Sale Offer shall remain open for not less than ten (10) Business Days nor more than sixty (60) days immediately following its commencement, except to the extent that a longer period is required by Applicable Law (the “Offer Period”).

(b)           Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)            that the Asset Sale Offer is being made pursuant to this Section 4.10 and Section 5.05 and the length of time the Asset Sale Offer shall remain open;

(ii)           the Offer Amount and the Purchase Date;

(iii)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed to the Company at the address specified in the notice at least three Business Days before the Purchase Date;

(iv)          that Holders shall be entitled to withdraw their election if the Company receives, not later than the second Business Day prior to the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(v)           other information required to be included pursuant to Section 3.03.

(c)           On or before the Business Day immediately after the termination of the Offer Period (the “Purchase Date”), the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer with an Accreted Value equal to the Accreted Value required to be purchased pursuant to Section 5.05 plus accrued and unpaid interest, if any, thereon to the Purchase Date (the “Offer Amount”) or, if the Accreted Value of Notes tendered is less than the Offer Amount, the Company shall purchase all Notes tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company shall promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver by wire transfer to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note and deliver it to such Holder, in a principal amount at Maturity equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 4.11.              Other Covenants.  The Company hereby agrees, to the extent reasonably practicable but subject to the limitations set forth in Section 5.11:

(a)           To maintain the books and records of the Cincinnati Bell Group separate from the BCI Group;

(b)           Not to commingle assets of the Cincinnati Bell Group with those of the BCI Group, except as permitted to be invested to effect the Centralized Cash Management

System pursuant to Section 5.02(f)(ix) of the Credit Agreement, as in effect on the date of this Indenture;

(c)           To maintain separate financial statements of the Cincinnati Bell Group from those of the BCI Group, which financial statements need not (except as provided in Section 9 of the Purchase Agreement) be separately audited or reviewed by an independent accounting firm;

(d)           To observe all material corporate, partnership or limited liability company (as applicable) formalities;

(e)           Not to pay the salaries of the Cincinnati Bell Group employees with funds of the BCI Group and vice versa, except, in the case of payments of salaries of management employees of the BCI Group with the funds of the Cincinnati Bell Group, for any such payments made in the Ordinary Course of Business;

(f)            Other than as required under the Credit Documents or pursuant to the terms of any documents governing Existing Indebtedness, not to guarantee or become obligated for the debts of the BCI Group or hold out its credit as being available to satisfy the obligations of the BCI Group;

(g)           Other than as required under the Credit Documents or pursuant to the terms of any documents governing Existing Indebtedness, not to pledge the assets of the Cincinnati Bell Group for the benefit of the BCI Group; and

(h)           To hold itself out as a separate entity from the BCI Group.

SECTION 4.12.              Further Assurances.  The Company shall, upon the request of Holders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

SECTION 4.13.              Future Guarantors.  Subject to Section 11.02(b), the Company shall cause each Restricted Subsidiary that is (a) acquired or formed after the Closing Date and is a Restricted Subsidiary that is also a guarantor under the Credit Agreement or (b) an existing Restricted Subsidiary that becomes a guarantor under the Credit Agreement to become a Guarantor, and, if applicable, to execute and deliver to the Trustee a supplemental guarantee in the form of Exhibit C pursuant to which such Restricted Subsidiary will guarantee payment of the Notes.

SECTION 4.14.              Approvals.  The Company agrees to exercise commercially reasonable efforts, and shall cause its Restricted Subsidiaries to exercise commercially reasonable efforts, to obtain any approval of the Federal Communications Commission, any public utility or service commission or any other Governmental Authority for any action or transaction contemplated by this Indenture that is then required by Applicable Law, except where the failure to obtain any such approval could not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE 5.

NEGATIVE COVENANTS APPLICABLE TO COMPANY AND ITS SUBSIDIARIES

SECTION 5.01.              Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.02.              Restricted Payments.  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock (including any payment in connection with a merger or consolidation involving the Company or any of its Restricted Subsidiaries), except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock or Capital Stock convertible into or exchangeable for Disqualified Capital Stock) and (y) dividends or distributions payable to the Company or to a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution has equityholders other than the Company or another Restricted Subsidiary, to such equityholders on a pro rata basis), (ii) purchase, redeem or otherwise acquire for value any shares of Capital Stock of the Company or any of its Restricted Subsidiaries now or hereafter outstanding held by a Person other than the Company or another Restricted Subsidiary, (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment with respect to, any Subordinated Indebtedness prior to scheduled maturity, scheduled payment, scheduled repayment or scheduled sinking fund payment thereof (except redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment within six months of the final maturity thereof; provided that no such redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment may be made prior to the final maturity may be made with respect to the Convertible Subordinated Notes) or (iv) make any Restricted Investments (the items described in clauses (i), (ii), (iii), and (iv) are referred to as “Restricted Payments”); except that the Company or any Restricted Subsidiary of the Company may make a Restricted Payment if at the time of and after giving effect to such Restricted Payment;

(A)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(B)           the Company could, at the time such Restricted Payment was made and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-fiscal quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 5.04(a) hereof; and

(C)           such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by Section 5.02(b)(i) through (v), inclusive, (viii) and (ix)), is less than the sum, without duplication, of (1) the Applicable Percentage of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of (x) if the Closing Date occurs in the first half of a fiscal quarter, such fiscal quarter or (y) if the Closing Date occurs in the second half of a fiscal quarter, the fiscal quarter commencing after the Closing Date, in each case, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements of the Company and its Restricted Subsidiaries are, or should have been, available in accordance with the Transaction Documents at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (3) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of the “Investment”), plus (4) net cash dividends or other net cash distributions paid to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries (for the avoidance of doubt, only to the extent not included in clause (1) above) but only for the purpose of making (x) prior to the Distribution Date, Restricted Investments and (y) after the Distribution Date any Restricted Payments (whether or not constituting Restricted Investments), plus (5) the aggregate Net Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Capital Stock) or other capital contributions subsequent to the date of this Indenture (other than Net Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary), but only for the purpose of making (x) prior to the Distribution Date, Restricted Investments and (y) after the Distribution Date any Restricted Payments (whether or not constituting Restricted Investments), plus (6) aggregate net cash proceeds received by the Company from the issue or sale since the Closing Date of debt securities that have been converted into Capital Stock (other than Disqualified Capital Stock) of the Company, but only for the purpose of making (x) prior to the Distribution Date, Restricted Investments and (y) after the Distribution Date any Restricted Payments (whether or not constituting Restricted Investments).

(b)           The foregoing provisions shall not prohibit any of the following if no Default or Event of Default shall have occurred and be continuing immediately after any such transaction:

(i)            the defeasance, redemption or repurchase of (x) Subordinated Indebtedness with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or (y) Convertible Preferred Stock or other Capital Stock of the Company with the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than the Disqualified Capital Stock);

(ii)           the pro rata redemption or repurchase by any Restricted Subsidiary of the Company of its Common Stock;

(iii)          the making by the Company of regularly scheduled payments in respect of any Subordinated Indebtedness permitted hereby in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, any agreement pursuant to which such Subordinated Indebtedness was issued; provided that the regularly scheduled payments in respect of Convertible Subordinated Notes permitted by this clause (iii) may not exceed an effective rate of 10% per annum;

(iv)          the making by the Company and its Restricted Subsidiaries of Permitted Acquisitions;

(v)           the making by the Company of (x) regularly scheduled dividend payments in respect of 6 ¾% Cumulative Convertible Preferred Stock of the Company in accordance with the terms thereof and (y) regularly scheduled interest payments (excluding any common and non-redeemable preferred equity component thereof) in respect of Alternative Mezzanine Debt in accordance with the terms thereof;

(vi)          dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 5.02(a);

(vii)         the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2,000,000 in any calendar year;

(viii)        the issuance of common stock of the Company to officers, directors and employees as part of compensation arrangements;

(ix)           the making by the Company and its Restricted Subsidiaries of other Restricted Payments not to exceed $5,000,000 in the aggregate since the date of this Indenture; and

(x)            the making by the Company and its Restricted Subsidiaries of Restricted Payments permitted to be made by Section 5.11.

(c)           The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 5.03.              Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a)(i) pay dividends or make any other distributions to the Company with respect to any Capital Stock of such Restricted Subsidiary or any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or (ii) pay any Indebtedness owed by such Restricted Subsidiary to the Company or any of the Company’s other Restricted Subsidiaries, (b) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries or (c) transfer any of such Restricted Subsidiary’s properties or assets to the Company or any of the Company’s Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) existing Indebtedness and agreements listed on Schedule 5.03, in each case, as in effect on the date of this Indenture, (ii) the Credit Documents as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings thereof permitted hereunder, provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such provisions than those contained in the Credit Documents on the date hereof, (iii) this Indenture and the Notes, (iv) Applicable Law, (v) any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) contained in security agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, (vi) capital leases or purchase money obligations for property acquired in the Ordinary Course of Business that impose restrictions of the nature described in clause (v) above on the property so acquired, (vii) Permitted Refinancing Indebtedness; provided, however, that such restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being Refinanced, (viii) any instrument governing Indebtedness, Capital Stock or assets of a Person acquired by the Company or any of the Company’s Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred, (ix) secured Indebtedness otherwise permitted to be Incurred pursuant to this Indenture that limits the right of the debtor thereunder to dispose of the assets securing such Indebtedness, (x) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (xi) restrictions on deposits or minimum net worth requirements imposed by customers under contracts entered into in the Ordinary Course of Business, (xii) customary provisions in joint venture agreements, licenses and leases and other similar agreements entered into in the Ordinary Course of Business, (xiii) any encumbrance or restriction contained in an agreement evidencing Indebtedness of a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to Section 5.04; provided, however, that such encumbrance or restriction applies only in the event of and during the continuance of a default contained in such agreement and (xiv) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 5.04.              Incurrence of Indebtedness and Issuance of Preferred Stock

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by operation of law), with respect to (collectively, “Incur”) any Indebtedness (including Acquired Indebtedness) and shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company and the Guarantors may Incur Indebtedness (including Acquired Indebtedness), and the Company and the Guarantors may guarantee such Indebtedness, if immediately after the Incurrence of such Indebtedness, both (i) prior to the Distribution Date, the Consolidated EBITDA to Consolidated Interest Ratio for the most recent four full fiscal quarter period for which consolidated financial statements of the Company and its Restricted Subsidiaries are, or should have been, available in accordance with the Transaction Documents is 3.0 to 1.00 or greater (this test is referred to herein as the “Interest Coverage Test”), and (ii) the Consolidated Adjusted Debt to Adjusted EBITDA Ratio is less than (A) 4.75 to 1.00 if such Incurrence occurs on or prior to December 31, 2002, (B) 4.5 to 1.00 if such Incurrence occurs on or after January 1, 2003 and on or prior December 31, 2003, (C) 4.25 to 1.00 if such Incurrence occurs on or after January 1, 2004 and on or prior December 31, 2004 or (D) 4.00 to 1.00 if such Incurrence occurs on or after January 1, 2005 (the test set forth in sub-paragraph (ii) hereof is referred to herein as “Leverage Test”).  For the purpose of the calculation of the Leverage Test (both before and after the Distribution Date) and, prior to the Distribution Date, the Interest Coverage Test, with respect to any period included in such calculation, Consolidated EBITDA, the components of Consolidated Interest Expense, and Consolidated Adjusted Debt and Capital Expenditures shall be calculated with respect to such period by the Company in good faith on a pro forma basis (including and consistent with Permitted Adjustments), giving effect to any Permitted Acquisition, Asset Disposition or Incurrence or redemption or repayment of Indebtedness that has given rise to the need for such calculation, has occurred during such period or has occurred after such period and on or prior to the date of such calculation (each a “Subject

Transaction”), including, with regards to Permitted Acquisitions and Asset Dispositions, by using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Company and its Restricted Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness Incurred or redeemed or repaid in connection therewith, had been consummated or Incurred or redeemed or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding revolving loans under the Credit Agreement Incurred during such period).

(b)           The foregoing provisions shall not apply to:

(i)            the Incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness (including, without limitation, all pay-in-kind interest under the Convertible Subordinated Indenture; provided that the Company will not permit the rate of interest on the Convertible Subordinated Notes to exceed of 10% per annum);

(ii)           the Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness represented by the Notes and the Guarantees (including the Exchange Guarantees) thereof, as the case may be;

(iii)          the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (A) Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction, repair, addition to or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, together with the principal amount of all Indebtedness incurred pursuant to clause (xx) below, not to exceed (without duplication) the Applicable Capital Lease Amount at any one time outstanding and (B) other short-term purchase money Indebtedness the term of which does not exceed six (6) months, in an aggregate principal amount not to exceed (without duplication) $10,000,000 at any one time outstanding;

(iv)          the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, Refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be Incurred by the Company or such Restricted Subsidiary;

(v)           the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (A) between or among the Company and any Wholly Owned Restricted Subsidiaries of the Company and CBW (provided that, in the case of Indebtedness incurred by CBW, such intercompany Indebtedness shall not exceed $300,000,000 at any time outstanding) and (B) consisting of debits and credits among the Company and its Restricted Subsidiaries pursuant to the Centralized Cash Management System; provided, however, that (1) any intercompany Indebtedness which is borrowed by the Company or a Restricted Subsidiary from a Restricted Subsidiary that is not a

Guarantor shall be expressly subordinated to the Notes and (2) (x) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or CBW, or (y) any sale or other transfer of any such Indebtedness to a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or CBW, or a lender or agent upon exercise of remedies under a pledge of such Indebtedness under the Credit Documents, shall be deemed, in each case of the foregoing clauses (2)(x) and (y), to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(vi)          the Incurrence by the Company or any of its Restricted Subsidiaries of Interest Swap Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(vii)         the Incurrence by the Company and its Restricted Subsidiaries of Indebtedness evidenced by the Credit Documents (and the Guarantees thereof by the Company and the Company’s Subsidiaries) in a principal amount not exceeding $1,705,041,000 less the amount of all term loan repayments and permanent reductions of term and revolving loan commitments actually made under the Credit Agreement; provided that, to the extent that the loans under the Credit Agreement are repaid (and corresponding commitments are permanently reduced) with the proceeds of the New Notes (as defined in the Credit Agreement) other than the Notes and such New Notes were Incurred pursuant to this clause (vii), such repayment shall not reduce the aggregate amount of Indebtedness permitted to be Incurred pursuant to this clause (vii); and, provided, further, that, notwithstanding the limitations set forth in this clause (vii), in the event of any permanent reduction or repayment of the Credit Agreement’s revolving facility, the Company and its Restricted Subsidiaries shall have the right to obtain additional commitments under, and extend the maturity of, such revolving facility (and Incur additional revolving Indebtedness pursuant to such additional commitments) in an amount not exceeding the amount of such permanent reduction; provided that the aggregate amount of all such additional commitments obtained by the Company and its Restricted Subsidiaries since the date of this Indenture does not exceed $100,000,000;

(viii)        the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Currency Agreements;

(ix)           the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business;

(x)            the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the Ordinary Course of Business;

(xi)           the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, completion guarantees, letters of credit surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations Incurred in the Ordinary Course of Business;

(xii)          the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this Section 5.04;

(xiii)         Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with an Asset Disposition permitted by this Indenture or a Permitted Acquisition or other sale or disposition of assets permitted under this Indenture;

(xiv)        Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company (including the Exchange and Registration Rights Agreement, and similar contractual undertakings) providing for indemnification and payment of expenses relating to the registration under the Securities Act of the sale of Capital Stock of the Company or the Notes;

(xv)         Indebtedness permitted to be Incurred by Section 5.11;

(xvi)        the Incurrence of Indebtedness by the Company as a result of its indemnification obligations permitted pursuant to Section 5.06(c) and Section 5.06(d);

(xvii)       endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xviii)      Indebtedness of a Restricted Subsidiary that is not a Guarantor Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness (x) prior to the Distribution Date, pursuant to the definition of the “Other Senior Indebtedness” (without regard to the dollar limit set forth therein) and pursuant to Section 5.04(a) and (y) after the Distribution Date, pursuant to Section 5.04(a), in each case, after giving effect to the Incurrence of such Indebtedness pursuant to this clause (xviii);

(xix)         the Incurrence by the Company of unsecured short-term Indebtedness in the Ordinary Course of Business in the form of swing lines of credit and overdraft protection lines of credit in an aggregate principal amount not to exceed $20,000,000; provided that the amount of Indebtedness permitted to be incurred pursuant to clause (vii) above shall be reduced by the amount of Indebtedness outstanding pursuant to this clause (xix);

(xx)          in the case of CBT, the Incurrence by CBT of Indebtedness to finance Capital Expenditures mandated by the Ohio, Indiana or Kentucky Public Utilities Commission; provided that (x) at the time such Capital Expenditures must be made, CBT is not permitted to Incur Indebtedness under any other provision of this Section 5.04 and does not have sufficient internally-generated funds to make such Capital Expenditures and (y) the aggregate amount of such Indebtedness at any one time outstanding, together with all Indebtedness outstanding pursuant to Section 5.04(b)(iii)(A) does not exceed the Applicable Capital Lease Amount;

(xxi)         the Incurrence of Attributable Debt with respect to Sale and Leaseback Transactions by CBW and CBT of towers and associated equipment, cabling, antennae and other appurtenances thereto, in each case, used in the operation of CBW’s wireless business; provided that the proceeds of such Indebtedness shall be used to prepay Indebtedness under the Credit Agreement in accordance with Section 5.05;

(xxii)        in the case of CBW Co., the incurrence of Indebtedness secured by, and recourse only to, the Spectrum Assets not to exceed $60,000,000 in aggregate principal amount at any time outstanding; provided that the proceeds of such Indebtedness shall be used to prepay Indebtedness under the Credit Agreement; and

(xxiii)       the Incurrence on the Closing Date of the Alternative Mezzanine Debt.

(c)           For purposes of determining compliance with this Section 5.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xxi) of the immediately preceding paragraph or is entitled to be Incurred pursuant to Section 5.04(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 5.04 and will only be required to include the amount and type of such Indebtedness in one of such clauses of Section 5.04(b) or pursuant to Section 5.04(a).  Accrual of interest, accretion of accreted value, amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest is being paid and any other issuance of securities paid-in-kind shall not be deemed to be an Incurrence of Indebtedness for purposes of Section 5.04.  In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause of Section 5.04(b) or to Indebtedness properly Incurred under Section 5.04(a) provided that the Company would be permitted to Incur such item of Indebtedness (or portion thereof) pursuant to such other clause of this Section 5.04(b) or Section 5.04(a), as the case may be, at such time of reclassification.

(d)           Notwithstanding anything herein to the contrary, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur or permit to exist any Indebtedness entered into after the date of this Indenture unless, subject to the proviso of clause (i) to the definition of the “Unrestricted Subsidiary,” the documents governing such Indebtedness designate each member of the BCI Group as an “unrestricted subsidiary” (or provide for equivalent treatment of the BCI Group if designation of unrestricted subsidiaries is not customary for such type of Indebtedness) and restricts the dealings among the Company and its Restricted Subsidiaries, on the one hand, and the BCI Group, on the other hand, at least to the same extent and with the same effect as under this Indenture and consistent with Sections 5.01(t) and 5.02 (insofar as it relates to the Permitted Obligations and Permitted BCI Transactions (each as defined in the Credit Agreement)) of the Credit Agreement as in effect on the date of this Indenture.

SECTION 5.05.              Asset Dispositions.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Article 6 and not by the provisions of this Section 5.05) unless all of the following conditions are met:  (i)  the aggregate fair market value of assets sold or otherwise disposed of in Asset Dispositions in any fiscal year of the Company does not exceed $20,000,000; provided that the limitation of this clause (i) shall not apply to: (1) prior to the Distribution Date, Asset Dispositions that do not involve CBT Assets or CBW Assets, the Net Proceeds of which are applied substantially concurrently with the receipt thereof, in accordance with clause (c) below; (2) after the Distribution Date, Asset Dispositions that do not involve CBT Assets, the Net Proceeds of which are applied substantially concurrently with the receipt thereof, in accordance with clause (c) below; (3) Asset Dispositions by CBW Co. of Spectrum Assets, so long as Net Proceeds of such Asset Dispositions are applied substantially concurrently with the receipt thereof, in accordance with clause (c) below; (4) Asset Dispositions by CBW and CBT of towers and associated equipment, cabling, antennae and other appurtenances thereto, in each case, used in the operations of CBW’s wireless business, so long as such Asset Dispositions are made as Sale and Leaseback Transactions and the Net Proceeds of such Asset Dispositions are applied substantially concurrently with the receipt thereof, in accordance with clause (c) below; and (5) Permitted Asset Swaps;  (ii) the consideration received is at least equal to the fair market value of such assets (except as the result of (x) any foreclosure or sale by the lenders under the Credit Documents or (y) Net Proceeds received from an insurer or a Governmental Authority, as the case may be, in the event of loss, damage, destruction or condemnation); (iii) in the case of Asset Dispositions that are not Permitted Asset Swaps, at least 80% of the consideration received is cash or Cash Equivalents; and (iv) prior to the Distribution Date, no Default or Event of Default then exists or shall result from such Asset Disposition; provided, however, that the amount of (x) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash

Equivalents within 90 days after the Asset Disposition (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

(b)           Subject to clause (a)(i) above, within 365 days after the receipt of any Net Proceeds from an Asset Disposition, the Company or the Restricted Subsidiary making such Asset Disposition, as the case may be, may, at its option, apply such Net Proceeds (i) to permanently reduce Senior Indebtedness or any Indebtedness of the Restricted Subsidiaries of the Company which are not Guarantors, or to purchase the Notes (with the consent of the Holders thereof to the extent required) or Indebtedness ranking pari passu with the Notes (and to correspondingly reduce commitments with respect thereto, to the extent applicable) or (ii) to the acquisition of a controlling interest in another business, the making of Capital Expenditures or the investment in or acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company and its Subsidiaries engaged in at the time such assets were sold or in a business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof.  Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.  Any Net Proceeds from Asset Dispositions that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds in any fiscal year $5,000,000, the Company shall make an Asset Sale Offer pursuant to Section 4.10 to purchase the maximum Accreted Value of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding Accreted Value thereof, plus accrued and unpaid interest, thereon to the date of purchase, in accordance with the procedures set forth in Section 4.10; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Asset Sale Offer may be made ratably to purchase the Notes and other Senior Subordinated Indebtedness of the Company.  Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

(c)           Subject to clause (a)(i) above, Net Proceeds from Asset Dispositions in excess of the $20,000,000 per fiscal year limitation set forth in Section 5.05(a)(i) shall be applied, substantially concurrently with the receipt thereof, to permanently reduce Senior Indebtedness.  Any such Net Proceeds remaining after all Senior Indebtedness has been permanently repaid shall constitute the Excess Proceeds with respect to which an Asset Sale Offer pursuant to Section 4.10 shall be made as provided in the foregoing clause (b).

(d)           Notwithstanding anything herein to the contrary, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition involving any Capital Stock of CBT or any of CBT’s Restricted Subsidiaries, other than pursuant to a transaction governed by the provisions of Article 6.

SECTION 5.06.               Transactions with Affiliates.  The Company will not and will not permit any of its Restricted Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate of the Company or with any director, officer or employee of the Company or any Restricted Subsidiary (each of the foregoing, an “Affiliate Transaction”), except:

(a)           the performance of any of the Transaction Documents as in effect as of the date of this Indenture or the consummation of any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect);

(b)           transactions (i) in the ordinary course of the business of the Company or any of its Restricted Subsidiaries and upon terms which are not materially less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company and (ii) with respect to which the Company delivers to the Trustee (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $3,000,000, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, and (B) with respect to any Affiliate Transaction or series of Affiliate Transactions involving in excess of $30,000,000, an opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view issued by an Independent Qualified Party;

(c)           payment of customary compensation to officers, employees, consultants and investment bankers for services actually rendered to the Company or such Restricted Subsidiary, including indemnity;

(d)           payment of director’s fees plus expenses and customary indemnification of directors;

(e)           the payment of the fees, expenses and other amounts payable by the Company and its Restricted Subsidiaries in connection with the transactions contemplated by the Transaction Documents that were disclosed to the Purchasers on or prior to the Closing Date;

(f)            transactions undertaken pursuant to the agreements set forth on Schedule 5.06, copies of which shall have been provided to the Purchasers prior to the Closing Date;

(g)           Restricted Payments permitted by Section 5.02 and Permitted Investments;

(h)           transactions (x) between or among the Company and its Restricted Subsidiaries, (y) between and among the Restricted Subsidiaries and (z) between or among the Company and/or its Subsidiaries pursuant to the Centralized Cash Management System;

(i)            any licensing agreement or similar agreement entered into in the Ordinary Course of Business relating to the use of technology or intellectual property between any of the Company and its Subsidiaries, on the one hand, and any company or other Person which is an

Affiliate of the Company or its subsidiaries by virtue of the fact that Person has made an Investment in or owns any Capital Stock of such company or other Person which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(j)            the issuance of payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements approved by the Board of Directors of the Company in good faith and customary loans and advances to employees of the Company, or any Restricted Subsidiary of the Company to the extent otherwise permitted in this Indenture;

(k)           transactions with the BCI Group (other than those set forth in clause (l) below) (A) set forth on Schedule 5.06 or (B) permitted by Section 5.11, in each case, so long as such transactions are conducted in the Ordinary Course of Business and upon terms which are not less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company; and

(l)            sale of services by the BCI Group to the Company and its Restricted Subsidiaries, so long as the prices for such services are consistent with past practices, are upon terms which are not less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company and are based on rate cards and wholesale prices approved semiannually by the Board of Directors.

SECTION 5.07.               Limitation on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than (a) Liens securing the Guarantee by the Company and the Restricted Subsidiaries of Indebtedness Incurred and other Obligations under the Credit Documents, (b) Liens securing any Senior Indebtedness (including Attributable Debt, if applicable) and (c) Permitted Liens) on any asset now owned or hereafter acquired to secure any Indebtedness of the Company or such Restricted Subsidiary; provided that the Company or any Restricted Subsidiary may create, incur or assume Lien to secure any Indebtedness or a Guarantee thereof, so long as concurrently with the incurrence or assumption of such Lien the Company or such Restricted Subsidiary effectively provides that the Notes shall be secured equally and ratably with (or prior and senior to, in the case of Liens with respect to Subordinated Indebtedness) such Indebtedness, so long as such Indebtedness shall be so secured.

SECTION 5.08.              Limitation on Issuances and Sales of Capital Stock of Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, issue, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or another Restricted Subsidiary of the Company), unless (a) prior to the Distribution Date, such transfer, conveyance, sale, lease or other disposition is of (x) all the Capital Stock of such Restricted Subsidiary or (y) Capital Stock of a Restricted Subsidiary that is a Guarantor and (b) such transfer, conveyance, sale, lease or other disposition shall be made in accordance with the provisions of Section 5.05, including the provisions of Section 5.05 governing the application of Net Proceeds from such transfer, conveyance, sale, lease or other disposition; provided, however, that (i) this Section 5.08 shall not restrict any pledge of Capital

Stock of the Company and its Restricted Subsidiaries securing Indebtedness under the Credit Documents or other Indebtedness permitted to be secured by Section 5.07 and (ii) clause (a) above does not apply to (x) to the issuances of Capital Stock of CBW pursuant to capital calls in accordance with the provisions of CBW’s organizational documents in existence on the date of this Indenture and (y) any other sales and issuances of Capital Stock of CBW so long as CBW remains a Restricted Subsidiary of the Company.

SECTION 5.09.               Prohibition on Incurrence of Senior Subordinated Debt.  The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to, Incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or said Guarantor’s Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 5.10.               Conduct of Business.  The Company shall not and shall not permit any of its Subsidiaries directly or indirectly to engage in any business other than business of the type engaged in at the date hereof and any business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof.

SECTION 5.11.               Restrictions on Dealings with BCI Group.  (a) The Company hereby acknowledges and agrees that each member of the BCI Group is hereby designated as an Unrestricted Subsidiary.  Notwithstanding any provision contained in this Indenture, the Company shall not, without the consent of the Required Holders, redesignate any member of the BCI Group as a Restricted Subsidiary.  Furthermore, no member of the Cincinnati Bell Group may (1) make any Restricted Payment to, (2) issue Capital Stock of any member of the Cincinnati Bell Group to, (3) make any Investment in (including, without limitation, by (x) becoming an obligor, whether directly or by way of Guarantee on any Indebtedness to or for the benefit of any member of the BCI Group, (y) purchasing an asset for the BCI Group without charge or allocation to the BCI Group or (z) making any payments in respect of operating expenses or net operating losses of the BCI Group (including payments for direct expenses of the BCI Group that are made by the Cincinnati Bell Group and not charged or allocated to the BCI Group or payments made by the Cincinnati Bell Group for shared expenses that are not charged or allocated to the BCI Group)) or (4) allow any tax reimbursement for the benefit of, any member of the BCI Group unless, immediately following such payment, Incurrence, allowance or payment:

(i)            no Default or Event of Default shall then have occurred or be continuing; and

(ii)           the aggregate amount of all such Restricted Payments, Indebtedness, Investments, issuances, allowances and payments made after October 1, 2002 shall not exceed in the aggregate the sum of (A) $118,000,000, plus (B) net cash dividends or net cash distributions (including, without limitation, net cash payments under any intercompany notes issued by the BCI Group to the Company and its Restricted Subsidiaries) made by any member of the BCI Group to the Company or any other member of the Cincinnati Bell Group after October 1, 2002, plus (C) the aggregate amount of Revolving Credit Borrowings (as defined under the Credit Agreement) made under Section 5.02(e)(ix)(E) of the Credit Agreement (as in effect on the date hereof).

(b)           The foregoing restrictions shall not apply to, without duplication, (q) Permitted Obligations (as defined in the Credit Agreement on the date hereof) and any transactions set forth on Schedule 5.11(b), (r) any customary non-cash transition arrangements or other related services provided for the benefit of a buyer in connection with a disposition of any properties or assets of the BCI Group, (s) the accrual and capitalization of interest on intercompany notes issued by the BCI Group to the Company or its Restricted Subsidiaries, (t) the issuance of Capital Stock of the Company (other than Disqualified Capital Stock) and the related payment of up to $1,000,000 in cash in exchange for shares of BCI’s 12 ½% Series B Junior Exchangeable Preferred Stock Due 2009 or BCI’s 9% Senior Subordinated Notes due 2008 (the “9% BCI Notes”) or, in the case of the 9% BCI Notes, the issuance of Capital Stock of the Company (other than Disqualified Stock) or Indebtedness Incurred in compliance with Section 5.04 the net proceeds of which are used, substantially contemporaneously with such issuance, to redeem such 9% BCI Notes, (u) guarantees by the Company and its Restricted Subsidiaries of the Existing BCSI Loan, (v) Liens on assets of the Company and its Restricted Subsidiaries to secure the Existing BCSI Loan, (w) (1) scheduled principal and interest payments made or guaranteed by the Company or any of its Restricted Subsidiaries in respect of the Existing BCSI Loan (or capital contributions made solely for the purpose of funding such payments), (2) scheduled interest payments with respect to the 9% BCI Notes and BCI’s 12 ½% Senior Series B Notes due 2005 and (3) the redemption of BCI’s 12 ½% Senior Series B Notes due 2005 outstanding on the date hereof at the applicable redemption premium pursuant to the documentation governing such notes as in effect on the date hereof, (x) payments made by the Company or any of its Restricted Subsidiaries under the guarantee of the Existing BCSI Loan, (y) non-cash payments made in the form of reductions in the principal amount of any intercompany notes issued by the BCI Group to the Company or its Restricted Subsidiaries in respect of net operating losses of the BCI Group used by the Company and its Restricted Subsidiaries or other Investments in the form of reduction of such intercompany notes and (z) the payment by the BCI Group of non-cash management fees to the Cincinnati Bell Group in an amount not to exceed $2,000,000 per quarter.

SECTION 5.12.              Sale of Assets of the BCI Group.  Notwithstanding any provision contained in this Indenture, the execution and delivery of the Agreement for the Purchase and Sale of Assets dated as of February 22, 2003 (the “BCSI Purchase Agreement”) by and between BCSI, Broadwing Communications Services of Virginia, Inc., Broadwing Communications Real Estate Services LLC, Broadwing Services LLC, IXC Business Services LLC, Broadwing Logistics LLC, Broadwing Telecommunications Inc., IXC Internet Services, Inc., and MSM Associates, Limited Partnership, on the one side, and C III Communications, LLC, and C III Communications Operations, LLC, on the other side, and the performance by the Company and its Subsidiaries of all transactions contemplated thereby shall be permitted by, and shall not constitute a Default or Event of Default under, this Indenture.

ARTICLE 6.

SUCCESSOR COMPANY

Notwithstanding anything in this Indenture to the contrary:

SECTION 6.01.               Merger, Consolidation, or Sales of Assets of the Company.  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Obligations of the Company under the Notes and this Indenture;

(b)           immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing under this Indenture;

(c)           immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 5.04(a) if it were deemed to be the Company thereunder; and

(d)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) are permitted by and comply with this Indenture.

(e)           The restrictions contained in this Section 6.01 shall not apply to any disposition of properties or assets of the BCI Group.

SECTION 6.02.              Successor Company Substituted.  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 7.

EVENTS OF DEFAULT; REMEDIES

SECTION 7.01.              Events of Default.  An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)           the Company defaults in the payment when due of interest, if any, on the Notes and such default continues for a period of (x) ten (10) days, prior to the Distribution Date or (y) thirty (30) days after the Distribution Date;

(b)           the Company defaults in the payment when due of the principal amount of or premium, if any, on the Notes when the same becomes due and payable at its Maturity, upon required redemption or otherwise;

(c)           the Company fails to observe or perform (i) any provision of Section 4.11, Article 5 or Article 6 of this Indenture and either (x) prior to the Distribution Date, such failure continues for a period of twenty (20) days after the Holders of at least 25% in principal amount at Maturity of the outstanding Notes notify the Company and the Trustee in writing of such Default (which notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”) or (y) after the Distribution Date, such failure continues for a period of thirty (30) days after a Notice of Default, or (ii) any other covenant or other agreement in this Indenture, the Notes or, prior to the Distribution Date, the Purchase Agreement and such failure continues for a period of (x) thirty (30) days prior to the Distribution Date or (y) sixty (60) days after the Distribution Date, in each case, after a Notice of Default;

(d)           prior to the Distribution Date, any representation, warranty, certification or statement made by the Company in the Purchase Agreement and the related documents or in any statement or certificate at any time given by or on behalf of the Company in writing pursuant to the Purchase Agreement or any other related documents shall be false in any material respect (provided that the representations and warranties qualified by materiality or Material Adverse Effect shall not be false in any respect) on the date as of which made;

(e)           (i) prior to the Distribution Date, a default occurs under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default in the case (but only in the case) of Senior Indebtedness (A) constitutes a failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of such Senior Indebtedness or (B) shall have resulted in such Senior Indebtedness being accelerated or otherwise become or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness (other than Senior Indebtedness) under which there has been a default, and together with the principal amount of any such other Senior Indebtedness under which there has been a default in payment at final maturity or the maturity of which has been accelerated or otherwise become or being declared due prior to its stated maturity, aggregates $20,000,000 (or such lower amount as may be set forth in Section 7.01(e) of the Credit Agreement, as such provision may be amended in the future, or in a similar provision) or more; or

(ii)           after the Distribution Date, a default occurs under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (A) constitutes a failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of such Indebtedness or (B) shall have resulted in such Indebtedness being accelerated or otherwise become or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default in payment at final maturity or the maturity of which has been accelerated or otherwise become or being declared due prior to its stated maturity, aggregates $20,000,000 (or such lower amount as may be set forth in Section 7.01(e) of the Credit Agreement, as such provision may be amended in the future, or in a similar provision) or more;

(f)            a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 60 days, and is not adequately covered by insurance or indemnities which have been cash collateralized, provided, however, that the aggregate amount of all such undischarged or uninsured judgments exceeds $30,000,000 (or such lower amount as may be set forth in Section 7.01(g) of the Credit Agreement, as such provision may be amended in the future, or in a similar provision);

(g)           the Company or any of its Material Restricted Subsidiaries, within the meaning of Bankruptcy Law:

(i)            commences a voluntary case or proceeding,

(ii)           consents to the entry of a decree or order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

(iii)          consents to the filing of a petition or to the appointment of or taking possession by a Custodian (as defined below) of it or for all or any substantial part of its property,

(iv)          makes or consents to the making of a general assignment for the benefit of its creditors, or

(v)           generally is not paying, or admits in writing that it is not able to pay its debts as they become due, or

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any of its Material Restricted Subsidiaries in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Company or any of its Material Restricted Subsidiaries or for all or any substantial part of the property of the Company or any of its Subsidiaries or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

(iii)          orders the winding up or liquidation of the Company or any of its Material Restricted Subsidiaries or adjudges any of them as bankrupt or insolvent.

The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 7.02.              Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee or the Holders of 25% or more in principal amount at Maturity of the then outstanding Notes, may, by notice to the Company, declare the principal of and accrued but unpaid interest and any Special Interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest will be due and payable immediately.  If an Event of Default specified in Section 7.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in principal amount at Maturity of the outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal of or interest on Notes that has become due solely because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If an Event of Default has occurred and is continuing, the Notes will accrue an additional interest at 3% per annum, until such time as no Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable); provided that 2.25% of such additional interest shall be payable in cash and 0.75% of such additional interest shall be added to the principal amount of the Notes as set forth in the definition of Accreted Value.

The Company shall give prompt notice (which in any event shall be within five (5) Business Days of the event) to the Trustee and the Holders of the occurrence of any Event of Default and the rescission, cure or waiver of any Event of Default.

SECTION 7.03.              Other Remedies.  Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding in its own name and as trustee of an express trust even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 7.04.              Waiver of Past Defaults.  The Holders of a majority in principal amount at Maturity of the Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 13.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.05.              Control by Majority.  The Holders of a majority in principal amount at Maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 9.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 7.06.              Limitation on Suits.  (a) Except to enforce the right to receive payment of principal of or interest on the Notes when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(ii)           the Holders of at least 25% in principal amount at Maturity of the outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)           the Holders of a majority in principal amount at Maturity of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60 day period.

(b)           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 7.07.              Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and any Special Interest and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, it being understood that each Holder has consented to the subordination provisions set forth in Article 8.

SECTION 7.08.              Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue portion of the principal amount and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 9.07.

SECTION 7.09.              Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 9.07.

SECTION 7.10.              Priorities.  If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for its fees (excluding expenses and indemnities) due under Section 9.07;

SECOND:  to the holders of the Senior Indebtedness if, when and to the extent required by Articles 8 and 12;

THIRD:  to the Trustee for amounts (other than those set forth in clause FIRST) due under Section 9.07;

FOURTH:  to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any Special Interest without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any Special Interest and interest, respectively; and

FIFTH:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 7.11.              Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.06 or a suit by Holders of more than 10% in principal amount at Maturity of the Notes.

ARTICLE 8.

SUBORDINATION

SECTION 8.01.              Agreement to Subordinate.  The Company agrees, and each Holder by accepting a Note agrees, that the Note Amounts are subordinated in right of payment, to the extent and in the manner provided in this Article 8, to the prior Payment in Full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.  The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein.  All provisions of this Article 8 shall be subject to Section 8.12.

SECTION 8.02.              Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company to creditors upon a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties:

(a)           holders of Senior Indebtedness of the Company shall be entitled to receive Payment in Full of such Senior Indebtedness (including interest accruing after, or that would accrue but for, the commencement of such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such claim for such interest would be allowed) before the Holders shall be entitled to receive any payment of the Note Amounts; and

(b)           until the Senior Indebtedness of the Company is Paid in Full, any payment or distribution to which Holders would be entitled but for this Article 8 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive and retain payments made from the defeasance trust described under Section 10.01 so long as, on the date or dates the respective amounts were paid into the defeasance trust, such payments were made with respect to the Notes without violating the subordination provisions described herein.

(c)           Nothing in this Section 8.02 shall prohibit (i) the accretion of the Accreted Value of the Notes or (ii) payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 8.

SECTION 8.03.              Default on Designated Senior Indebtedness.  The Company may not pay the Note Amounts or make any deposit pursuant to Section 10.01, and may not otherwise purchase, repurchase, redeem, retire, defease or otherwise acquire for value any Notes if:

(a)           a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness of the Company occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness of the Company is not paid when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise; or

(b)           any other default (beyond any applicable period of grace) on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

until, in either case, the earliest to occur,

(i)            the default has been cured or waived and any such acceleration has been rescinded; or

(ii)           such Designated Senior Indebtedness has been Paid in Full;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) above has occurred and is continuing.

(c)           During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company either (x) which is a default under Section 7.01(f) or 7.01(p)(i)(y) of the Credit Agreement or (y) pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay any of the Note Amounts or make any deposit pursuant to Section 10.1 for a period (a “Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Blockage Period and ending 179 days thereafter (or earlier if such Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by Payment in Full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 8.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Blockage Period, including any missed payments.  Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the holders of Senior Indebtedness under the Credit Agreement, the Representative under the Credit Agreement may give another Blockage Notice within such period; and, provided, further, that in no event may the total number of days during which any Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360 day period.  For purposes of this Section 8.03, no default or event of default that existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness initiating such Blockage Period shall be, or be made, the basis of the commencement of a subsequent Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days.  Notwithstanding the foregoing, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in this clause (c) has occurred and is continuing.

SECTION 8.04.              Acceleration of Payment of Notes.  If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.  If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration (which notice, for the avoidance of doubt, shall not be effective prior to the earlier to occur of (x) the expiration of such five-day period and (y) the acceleration of such Designated Senior Indebtedness) and, thereafter, may pay the Notes only if this Article 8 otherwise permits payment at that time.

SECTION 8.05.              When Distribution Must Be Paid Over.  If a payment or distribution is made to Holders that because of this Article 8 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

SECTION 8.06.              Subrogation.  After all Senior Indebtedness of the Company is Paid in Full and until the Notes are paid in full in cash, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness.  A distribution made under this Article 8 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

SECTION 8.07.              Relative Rights.  This Article 8 defines the relative rights of Holders and holders of Senior Indebtedness of the Company.  Nothing in this Indenture shall:

(a)           impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

(b)           prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

SECTION 8.08.              Subordination May Not Be Impaired by the Company.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 8.09.              Rights of Trustee and Paying Agent.  Notwithstanding Section 8.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice from a Responsible Officer that payments may not be made under this Article 8.  The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the written notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the written notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.  The Registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 8 with respect to any Senior Indebtedness of the Company that may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 9 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 8 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.07 or any other Section of this Indenture.

SECTION 8.10.              Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

SECTION 8.11.              Article 8 Not To Prevent Events Of Default Or Limit Right To Accelerate.  The failure to make a payment pursuant to the Notes by reason of any provision in this Article 8 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 8 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

SECTION 8.12.              Trust Monies Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 10 by the Trustee for the payment of principal of and interest on the Notes and Additional Amounts, if any, in respect thereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this

Article 8, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 8.13.              Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article 8, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 8.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 8, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 8, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pendent judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 9.01 and 9.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 8.

SECTION 8.14.              Trustee To Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 8 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 8.15.              Trustee Not Fiduciary for Holders of Senior Indebtedness.  Neither the Trustee nor any Holder shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company or shall be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 8 or otherwise.

SECTION 8.16.              Reliance by Holders of Senior Indebtedness on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

SECTION 8.17.              Trustee’s Compensation Not Prejudiced.  Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture, including, but not limited to, Section 9.07 hereof.

ARTICLE 9.

TRUSTEE

SECTION 9.01.              Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

 (c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of Section 9.01(b);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(iv)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

 (d)          Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 9.01(a), 9.01(b) and 9.01(c).

 (e)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

 (f)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall extend to the Registrar, Notes Custodian, Paying Agent and an authenticating agent and be subject to the provisions of this Section 9.01 and to the provisions of the TIA.

SECTION 9.02.              Rights of Trustee.  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document or as to whether or not an Event of Default shall have occurred unless requested in writing to do so by the Holders of not less than a majority in principal amount at Maturity of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(g)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

SECTION 9.03.              Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 9.10 and 9.11.

SECTION 9.04.              Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be responsible for any conduct or omission by the Company or the occurrence of any Event of Default.

SECTION 9.05.              Notice of Defaults.  If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default (“Notice of Default”) within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.  If a Notice of Default has been given to the Company by the Holders, a copy of such Notice of Default shall be delivered by the Company to the Trustee.  Except as expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, in any other Transaction Document or in any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder or thereunder, and may assume that no such Default or Event of Default has occurred unless it has actual knowledge or received written notice thereof.

SECTION 9.06.              Reports by Trustee to Holders.  As promptly as practicable after each year beginning with the year 2002 following the date of this Indenture, and in any event prior to February 1 in each year, the Trustee shall mail (if required by Section 313(a) of the TIA) to each Holder a brief report dated as of the preceding year that complies with Section 313(a) of the TIA.  The Trustee shall also comply with Section 313(b) of the TIA.

Following a Note Registration, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 9.07.              Compensation and Indemnity.  The Company shall pay to the Trustee from time to time compensation for its services as may be agreed to between the Trustee and the Company in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable and documented attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.  The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense.  Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense; provided, further, however, that the selection of the Company’s counsel shall be reasonably acceptable to the Trustee.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or negligence.

To secure the Company’s payment obligations in this Section 9.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Special Interest, if any, on particular Notes.

The Company’s obligations pursuant to this Section 9.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(g) or (h) with respect to the Company or the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

SECTION 9.08.              Replacement of Trustee.  (a) The Trustee may resign at any time by so notifying the Company in writing in accordance with the provisions of Section 12.02.  Any resignation of the Trustee shall be effective immediately upon receipt by the Company of such notice (unless such notice shall specify a later time as the effective time of such resignation, in which case such later time shall be the effective time), and the resignation of the Trustee shall not prejudice any rights of the Trustee to receive any compensation, any reimbursement of any expenses or any indemnity or right to being defended and held harmless under this Indenture.  The Holders of a majority in principal amount at Maturity of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 9.10;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at Maturity of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at Maturity of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee fails to comply with Section 9.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            Notwithstanding the replacement of the Trustee pursuant to this Section 9.08, the Company’s obligations under Section 9.07 shall continue for the benefit of the retiring Trustee.

SECTION 9.09.              Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion, sale or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 9.10.              Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have, or in the case of a corporation included in a bank holding company system, the related bank holding company shall have, a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 9.11.              Preferential Collection of Claims Against the Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 9.12.              Appointment of Co-Trustee.  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including the law of the State of New York) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction.  It is recognized that, in case of litigation under this Indenture, and in particular in the case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that an additional individual or institution act as a separate or Co-Trustee.

In the event that the Trustee shall appoint an additional individual or institution as a separate or Co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee, but only to the extent necessary to enable any separate or such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by any separate or such separate or Co-Trustee shall run to and be enforceable by either of them.

Should any instrument in writing from the Company be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such estates, property, rights, powers, trusts, duties, and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.  In case the Co-Trustee or a successor to either shall die or become incapable of acting, resign, or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of any separate or such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment by the Trustee of a successor to any separate or such separate or Co-Trustee or a new separate or Co-Trustee.  Any separate or Co-Trustee appointed by the Trustee pursuant to this section  may be removed by the Trustee , in which case all powers, rights and remedies vested in the separate or Co-Trustee shall again vest in the Trustee as if no such appointment as a separate or Co-Trustee had been made.

ARTICLE 10.

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 10.01.            Discharge of Liability on Notes; Defeasance.  (a)  When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal amount of and interest on the outstanding Notes when due at maturity or upon redemption of all outstanding Notes, including interest thereon to maturity or such Redemption Date (other than Notes replaced or paid pursuant to Section 2.07), and Special Interest, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 10.01(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)           Subject to Sections 10.01(c) and 10.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 4, Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11 and 6.01, and the operation of 7.01(c), 7.01(d), 7.01(e), 7.01(f) , 7.01(g) and 7.01(h) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under the Guarantees shall each be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.01(c), 7.01(d), 7.01(e), 7.01(f), 7.01(g) or 7.01(h).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 9.07, 9.08 and in this Article 10 shall survive until the

Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 9.07, 10.05 and 10.06 shall survive.

SECTION 10.02.            Conditions to Defeasance.

(a)           the Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i)            the Company irrevocably deposits in trust with the Trustee money in an amount sufficient, or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such Redemption Date and Special Interest, if any;

(ii)           the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)          123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) and (h) with respect to the Company occurs which is continuing at the end of the period;

(iv)          the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment the Company Act of 1940;

(v)           in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(vi)          in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(vii)         the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 10 have been complied with.

(b)           Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 10.03.            Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 10.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.  The Trustee shall be under no liability for interest on any money and U.S. Government Obligations received by it in respect of the outstanding Notes except as the Trustee may, at its sole option, otherwise agree with the Company.

SECTION 10.04.            Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article 10 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 10.

If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

SECTION 10.05.            Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 10.06.            Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 10 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 10; provided, however, that, if the Company has made any payment of interest on principal of any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 11.

Guarantees

SECTION 11.01.            Guarantees.  (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c)           Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d)           Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection)

and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           The Guarantee of each Guarantor and all amounts payable thereunder is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior Payment in Full of all Senior Indebtedness of the relevant Guarantor and is made subject to such provisions of this Indenture.

(f)            Except as expressly set forth in Sections 10.01 and 11.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)           Except as expressly set forth in Sections 10.01 and 11.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(i)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 7, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

(j)            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(k)           Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 11.02.            Limitation on Liability.  (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)           Any Guarantee of any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 11 upon (i) the sale or other disposition (including through merger or consolidation) of the Capital Stock, or all or substantially all the assets, of the applicable Guarantor if such sale or other disposition is made in compliance with Section 5.08; (ii) the designation by the Company of any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or (iii) the applicable Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure of any pledge or security interest securing Senior Indebtedness or other exercise of remedies in respect thereof if such Guarantor is released from its guarantees of, and all pledges and security interests granted in connection with, such Senior Indebtedness.

In the event that the conditions specified in this Section 11.02(b) are satisfied and the Company delivers to the Trustee an Opinion of Counsel and an Officers’ Certificate to that effect, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 11.03.             Successors and Assigns.  This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04.             Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary which is required to become a Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture to this Indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

SECTION 11.05.            Non-Impairment.  The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

SECTION 11.06.            Endorsement of Guarantees.  To evidence its Guarantee set forth in this Article 11, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit D to this Indenture shall be endorsed by an officer of such Guarantor on each Definitive Note and each Global Exchange Note authenticated and delivered by the Company; provided that the Guarantee set forth in this Article 11 shall remain in full force and effect notwithstanding any failure of a Guarantor to endorse on each Note a notation of Guarantee.

ARTICLE 12.

SUBORDINATION OF THE GUARANTEES

SECTION 12.01.            Agreement To Subordinate.  Each Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of a Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior Payment in Full of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Guarantor.  The obligations hereunder with respect to a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Guarantor; and only Indebtedness of such Guarantor that is Senior Indebtedness of such Guarantor shall rank senior to the obligations of such Guarantor in accordance with the provisions set forth herein.

SECTION 12.02.            Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of a Guarantor to creditors upon a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its properties:

(a)           holders of Senior Indebtedness of such Guarantor shall be entitled to receive Payment in Full of such Senior Indebtedness (including interest accruing after, or that would accrue but for, the commencement of such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such claim for such interest would be allowed)

before the Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

(b)           until the Senior Indebtedness of such Guarantor is Paid in Full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Holders may receive and retain payments made from the defeasance trust described under Section 10.01 so long as, on the date or dates the respective amounts were paid into the defeasance trust, such payments were made with respect to the Notes without violating the subordination provisions described herein.

(c)           Nothing in this Section 12.02 shall prohibit (i) the accretion of the Accreted Value of the Notes or (ii) payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 8.

SECTION 12.03.            Default on Designated Senior Indebtedness of a Guarantor.  A Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise acquire for value any Notes if:

(a)           a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness of such Guarantor occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness of such Guarantor is not paid when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise; or

(b)           any other default (beyond any applicable period of grace) on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

until, in either case, the earlier to occur

(i)            the default has been cured or waived and any such acceleration has been rescinded; or

(ii)           such Designated Senior Indebtedness has been Paid in Full;

provided, however, that such Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor with respect to which either of the events in clause (a) or (b) above has occurred and is continuing.

(c)           During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Guarantor either (x) which is a default under Section 7.01(f) or 7.01(p)(i)(y) of the Credit Agreement or (y) pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor may not pay its Guarantee for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Company) of written notice (a “Guarantee Blockage Notice”) of such default from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to such Guarantor and the Company) from the Person or Persons who gave such Guarantee Blockage Notice, (ii) because such Designated Senior Indebtedness has been Paid in Full or (iii) because the default giving rise to such Guarantee Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor may resume to paying its Guarantee after such Guarantee Payment Blockage Period, including any missed payments.  Not more than one Guarantee Blockage Notice may be given with respect to a Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the holders of Senior Indebtedness under the Credit Agreement, the Representative under the Credit Agreement may give another Blockage Notice within such period; and, provided, further, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360 day period.  For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days.  Notwithstanding the foregoing, such Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness of such Guarantor with respect to which either of the events in this clause (c) has occurred and is continuing.

SECTION 12.04.            Demand for Payment.  If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor (or the Representative of such holders) of such demand.  If any Designated Senior Indebtedness of such Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Guarantor receive notice of such demand (which notice, for the avoidance of doubt, shall not be effective prior to the earlier to occur of (x) the expiration of such five-day period and (y) the acceleration of such Designated Senior Indebtedness) and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

SECTION 12.05.            When Distribution Must Be Paid Over.  If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Guarantor and pay it over to them as their respective interests may appear.

SECTION 12.06.            Subrogation.  After all Senior Indebtedness of a Guarantor is Paid in Full and until the Notes are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Guarantor.  A distribution made under this Article 12 to holders of Senior Indebtedness of such Guarantor which otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on Senior Indebtedness of such Guarantor.

SECTION 12.07.            Relative Rights.  This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of a Guarantor.  Nothing in this Indenture shall:

(a)           impair, as between a Guarantor and Holders, the obligation of a Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

(b)           prevent the Trustee or any Holder from exercising its available remedies upon a default by a Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Holders.

SECTION 12.08.            Subordination May Not Be Impaired by a Guarantor.  No right of any holder of Senior Indebtedness of a Guarantor to enforce the subordination of the obligations of such Guarantor hereunder shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

SECTION 12.09.            Rights of Trustee and Paying Agent.  Notwithstanding Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice from a Responsible Officer that payments may not be made under this Article 12.  A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Guarantor may give the written notice; provided, however, that if an issue of Senior Indebtedness of a Guarantor has a Representative, only the Representative may give the written notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Guarantor with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Guarantor; and nothing in Article 9 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.07 or any other Section of this Indenture.

SECTION 12.10.            Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11.            Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment.  The failure of a Guarantor to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Guarantor under such obligations.  Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 11.

SECTION 12.12.            Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Guarantor and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 9.01 and 9.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

SECTION 12.13.            Trustee To Effectuate Subordination.  Each Holder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.14.            Trustee Not Fiduciary for Holders of Senior Indebtedness of a Guarantor.  Neither the Trustee nor the Holder shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Guarantor or shall be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.15.            Reliance by Holders of Senior Indebtedness of a Guarantor on Subordination Provisions.  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

SECTION 12.16.            Defeasance.  Notwithstanding anything contained in this Article 12, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 10 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to a Guarantor or any holder of Senior Indebtedness of the Guarantor or any other creditor of a Guarantor.

ARTICLE 13.

AMENDMENTS

SECTION 13.01.            Without Consent of Holders.

(a)           The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

(i)            to cure any ambiguity, omission, defect or inconsistency;

(ii)           to comply with Article 6;

(iii)          to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(iv)          to add Guarantees of the Notes;

(v)           to secure the Notes;

(vi)          to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(vii)         to make any change in Article 8 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Guarantor (or Representative thereof) under Article 8 or Article 12, respectively;

(viii)        subject to the final sentence of Section 13.02(a),to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(ix)           to make any change that does not adversely affect the rights of any Holder;

(x)            to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any Initial Notes or the Exchange Notes that remain outstanding, as a single issue of securities; or

(xi)           to change the name or title of the Notes, and any conforming changes related thereto.

(b)           An amendment under this Section 13.01 may not make any change that adversely affects the rights under Article 8 or Article 12 of any holder of Senior Indebtedness of the Company of a Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group of Representatives thereof authorized to give a consent) consent to such change.

(c)           After an amendment under this Section 13.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.01.

SECTION 13.02.            With Consent of Holders.  (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Required Holders (including consents obtained in connection with a tender offer or exchange for the Notes).  However, without the consent of each Holder affected, an amendment may not:

(i)            reduce the principal amount or percentage of Notes whose Holders must consent to an amendment, supplement, waiver or modification;

(ii)           reduce the rate of or extend the time for payment of interest or any Special Interest on any Note;

(iii)          reduce the principal amount of or extend the Stated Maturity of any Note;

(iv)          reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

(v)           make any Note payable in money other than that stated in the Note;

(vi)          impair the right of any holder to receive payment of principal of and interest or any Special Interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(vii)         make any change in Section 7.04 or 7.07 or the second sentence of this Section 13.02.

It shall not be necessary for the consent of the Holders under this Section 13.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section 13.02 may not make any change that adversely affects the rights under Article 8 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

(b)           After an amendment under this Section 13.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.02.

SECTION 13.03.            Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 13.04.            Revocation and Effect of Consents and Waivers.  (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b)           the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 13.05.            Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 13.06.            Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 13 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 9.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 13.03).

ARTICLE 14.

MISCELLANEOUS

SECTION 14.01.            Trust Indenture Act Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of TIA §§ 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

SECTION 14.02.            Notices.  Any notice or communication shall be in writing and delivered in person, mailed by first-class mail addressed as follows or transmitted via telecopy (or other facsimile device) with receipt confirmed as set forth below:

if to the Company:

Broadwing Inc.

201 West Fourth Street

Cincinnati, Ohio

Attention:  Mark Peterson

(facsimile no.:  (513) 397-4177)

with copies to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY  10019

Attention:  William V. Fogg, Esq.

(facsimile no.:  (212) 474-3700)

if to the Trustee:

The Bank of New York

101 Barclay Street – 8W

New York, New York  10286

Attention:  Corporate Trust Administration

(facsimile no.:  (212) 815-5704/5707)

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.03.            Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 14.04.            Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.05.            Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.06) shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 14.06.             When Notes Disregarded.  In determining whether the Holders of the required principal amount at Maturity of Notes have concurred in any direction, waiver or consent hereunder, under the Notes, the Purchase Agreement or the Exchange and Registration Rights Agreement, Notes owned by (x) the Company, any Subsidiary or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary or (y) except in the case of any determination pursuant to Section 13.02(a)(i) through (vii), the holder of any Subordinated Indebtedness or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such holder of Subordinated Indebtedness shall in each case be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the officer of the Trustee actually knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 14.07.            Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 14.08.            Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

SECTION 14.09.            GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 14.10.            No Recourse Against Others.  A director, officer, employee, stockholder or member, as such, of the Company or any of the Subsidiaries shall not have any liability for any obligations of the Company or any of the Subsidiaries under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 14.11.            Successors.  All agreements of the Company and each Subsidiary in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.12.            Multiple Originals; Counterparts.  The parties may sign any number of counterparts of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 14.13.            Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14.14.            Incorporation.  All Exhibits and Schedules attached hereto are incorporated as part of this Indenture as if fully set forth herein.

SECTION 14.15.            Intent to Limit Interest to Maximum.  In no event shall the interest rate payable on the Notes under this Indenture, plus any other amounts paid by the Company to the Holders in connection therewith, exceed the highest rate permissible under law that a court of competent jurisdiction shall, in the final determination, deem applicable.  The Company and the Trustee, in executing and delivering this Indenture, intend legally to agree upon the rate or rates of interest and the manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceed the maximum allowable under applicable law, then, ipso facto as of the date of this Indenture, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any Notes then outstanding to the extent of such excess, or, if such excess exceeds the then outstanding principal, such excess shall be first set-off against any other amounts then due and owing by the Company and refunded to the Company.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPANY:

BROADWING INC.

	By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President & Treasurer

GUARANTORS:

CINCINNATI BELL PUBLIC COMMUNICATIONS INC.

	By:	/s/ Mark W. Peterson
Name:
Title:

ZOOMTOWN.COM INC.

	By:	/s/ Mark W. Peterson
Name:
Title:

CINCINNATI BELL ANY DISTANCE, INC.

	By:	/s/ Mark W. Peterson
Name:
Title:

CINCINNATI BELL TELECOMMUNICATIONS SERVICES INC.

	By:	/s/ Mark W. Peterson
Name:
Title:

BROADWING FINANCIAL LLC

By:	/s/ Mark W. Peterson
Name:
Title:

CINCINNATI BELL WIRELESS COMPANY

By:	/s/ Mark W. Peterson
Name:
Title:

CINCINNATI BELL WIRELESS
HOLDINGS LLC

By:	/s/ Mark W. Peterson
Name:
Title:

BROADWING HOLDINGS INC.

By:	/s/ Mark W. Peterson
Name:
Title:

TRUSTEE:

THE BANK OF NEW YORK

	By:	/s/ Paul Schmalzel
Name: Paul Schmalzel
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO

INITIAL NOTES

AND EXCHANGE NOTES

1.             Definitions

1.1           Definitions

For the purposes of this Appendix A, except where the context otherwise requires, the following terms shall have the meanings indicated below:

“Exchange and Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the Purchasers.

“Definitive Note” means a certificated Initial Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means The Depository Trust the Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit B to this Indenture.

“Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes” under the Indenture include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes.

“Notes Custodian,” who shall initially be the Trustee, means the custodian with respect to a Global Exchange Note (as appointed by the Depositary) or any successor person thereto.

“Purchase Agreement” means the Purchase Agreement, dated as of December 9, 2002, by and among the Company and the Purchasers.

“Purchasers” means GS Mezzanine Partners II, L.P., a Delaware limited partnership (“GS Mezzanine”), GS Mezzanine Partners II Offshore, L.P. (“GS Offshore”), an exempted limited partnership organized under the laws of the Cayman Islands, and any other affiliate of GS Mezzanine who purchases the Offered Securities (as defined in the Purchase Agreement) being issued under the Purchase Agreement at the Closing (as defined in the Purchase Agreement) (together with GS Mezzanine, GS Offshore and one or more partnerships, corporations, trusts or other organizations specified as a Purchaser in Schedule 1 to the Purchase

Agreement (as defined in the Purchase Agreement) which controls, is controlled by, or is under common control with, GS Mezzanine or GS Offshore), and any other person specified as a Purchaser in Schedule 1 to the Purchase Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Exchange and Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount at Maturity of Exchange Notes registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Restricted Notes Legend” means the legend set forth in Paragraph 2.3(d)(i) herein.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Initial Notes pursuant to the Exchange and Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

1.2           Other Definitions

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Initial Definitive Notes”	2.1(b)
“Global Exchange Note”	2.1(b)

2.                                       The Notes

2.1           Form and Dating

(a)   The Initial Notes issued on the date hereof will be sold by the Company pursuant to the Purchase Agreement to the Purchasers.  All such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, Accredited Investors in accordance with Rule 501.  A pledge by any Holder of an Initial Note shall not constitute a transfer unless and until such pledge shall be realized upon.

(b)           The Initial Notes shall be issued in the form of Definitive Notes, in fully registered form (the “Initial Definitive Notes”) bearing the Restricted Notes Legend and shall be issued to and registered in the name of the applicable Purchaser and duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Initial Notes will be exchanged for Exchange Notes in the Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement.  Exchange Notes will also be issued upon the sale of Initial Notes (i) under a Shelf Registration Statement or (ii) at any time that the Initial Notes being sold are not Transfer Restricted Notes.  Exchange Notes shall, except as provided in Sections 2.3 and 2.4, be issued in global form bearing the Global Notes Legend (the “Global Exchange Notes”).  The aggregate principal amount at Maturity of the Global Exchange Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c)           Book-Entry Provisions.  This Paragraph 2.1(c) shall apply only to a Global Exchange Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Paragraph 2.1(c) and Paragraph 2.2 and pursuant to an order of the Company signed by one officer, authenticate and deliver one Global Exchange Note that (i) shall be registered in the name of the Depositary for such Global Exchange Note or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Exchange Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Exchange Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Exchange Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Exchange Note.

(d)           Definitive Notes.  Except as provided in Paragraph 2.3 or 2.4, owners of beneficial interests in Global Exchange Notes will not be entitled to receive physical delivery of certificated Notes.

2.2           Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one officer (a) Initial Definitive Notes that are Initial Notes for original issue on the date hereof in an aggregate principal amount at Maturity of $441,628,051.27, (b) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes for issue in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement in a like principal amount at Maturity of the Initial Definitive Notes exchanged pursuant thereto, (c) subject to the terms of this Indenture, Exchange Notes in the form of Global Exchange Notes in lieu of Initial Definitive Notes upon the sale of such Initial Definitive Notes (i) under a Shelf Registration Statement or (ii) at any time that such Initial Notes being sold are not Transfer Restricted Notes and (d) subject to the terms of this Indenture, Definitive Notes upon presentation to the Trustee of Initial Notes that are not required to bear the Restricted Notes Legend.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes.  The aggregate principal amount at Maturity of the Initial Notes and the Exchange Notes outstanding at any time may not exceed $441,628,051.27, except as provided in Sections 2.07 and 2.08 of the Indenture.

2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount at Maturity of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)           in the case of Transfer Restricted Notes are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B)           if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)           if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company, the Registrar or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Paragraph 2.3(d)(i).

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Exchange Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Exchange Note except (i) as part of a Registered Exchange Offer, (ii) upon sale of the Definitive Note under the Shelf Registration Statement, (iii) upon sale of the Definitive Note at the time such Definitive Note is not a Transfer Restricted Note or (iv) upon presentation to the Trustee of Definitive Notes that are not Transfer Restricted Notes.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Exchange Note to reflect an increase in the aggregate principal amount at Maturity of the Notes represented by the Global Exchange Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount at Maturity of Notes represented by the Global Exchange Note to be increased by the aggregate principal amount at Maturity of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Exchange Note equal to the principal amount at Maturity of the Definitive Note so canceled.  If no Global Exchange Notes are then outstanding and the Global Exchange Note has not been previously exchanged for certificated Notes pursuant to Paragraph 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Exchange Note in the appropriate principal amount at Maturity.

(c)           Transfer and Exchange of Global Exchange Notes.  (i)  The transfer of the Global Exchange Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Exchange Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Exchange Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Exchange Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Exchange Note being transferred.

(ii)           Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Paragraph 2.4), a Global Exchange Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)           Legend.

(i)            Except as permitted by the following clauses (ii), (iii) or (iv), each Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH COMPANY OR ANY AFFILIATE OF COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(5) OR (6) ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO COMPANY’S

AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)           Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)          After a transfer of any Initial Notes during the period of the effectiveness and pursuant to a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall become applicable.

(iv)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(e)           Cancellation or Adjustment of Global Exchange Note.  At such time as all beneficial interests in a Global Exchange Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Exchange Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Exchange Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Exchange Note, redeemed, repurchased or canceled, the principal amount at Maturity of Notes represented by such Global Exchange Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Exchange Note) with respect to such Global Exchange Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Exchange Notes at the Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.09, 4.10 and 10.05 of the Indenture).

(iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on and Special Interest, if any, with respect to such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(g)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Exchange Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Exchange Note).  The rights of beneficial owners in any Global Exchange Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Exchange Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Definitive Notes

(a)           A Global Exchange Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Paragraph 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount at Maturity equal to the principal amount at Maturity of such Global Exchange Note, in exchange for such Global Exchange Note, only if such transfer complies with Paragraph 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Exchange Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b)           Any Global Exchange Note that is transferable to the beneficial owners thereof pursuant to this Paragraph 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Exchange Note, an equal aggregate principal amount at Maturity of Definitive Notes of authorized denominations.  Any portion of a Global Exchange Note transferred pursuant to this paragraph shall be executed, authenticated and delivered only in denominations of $1,000 (in principal amount at Maturity) and any multiple thereof and registered in such names as the Depositary shall direct.  Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Exchange Note shall, except as otherwise provided by Paragraph 2.3(d), bear the Restricted Notes Legend.

(c)           Subject to the provisions of Paragraph 2.4(b), the registered Holder of a Global Exchange Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of any of the events specified in Paragraph 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

FORM OF FACE OF INITIAL NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH COMPANY OR ANY AFFILIATE OF COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(5) OR (6) ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER

1

INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

This debt instrument is issued with original issue discount.

Treasurer (513-397-9900), as a representative of the issuer, will make available on request to holder(s) of this debt instrument the following information:  issue price, amount of original issue discount, issue date and yield to maturity.

2

No. [ ]	$

Senior Subordinated Discount Note due 2009

BROADWING INC., an Ohio corporation, promises to pay to                   or registered assigns, the principal amount at Maturity of [                 ] Dollars on January 20, 2009 (the “Stated Maturity Date”).

Interest Payment Date	Record Date
June 30, 2003	June 15, 2003
December 31, 2003	December 15, 2003
June 30, 2004	June 15, 2004
December 31, 2004	December 15, 2004
June 30, 2005	June 15, 2005
December 31, 2005	December 15, 2005
June 30, 2006	June 15, 2006
December 31, 2006	December 15, 2006
June 30, 2007	June 15, 2007
January 20, 2008	January 5, 2008
January 20, 2009	January 5, 2009

3

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BROADWING INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York, Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

4

FORM OF REVERSE SIDE OF INITIAL NOTE

Senior Subordinated Discount Note due 2009

1.                                       Interest

(a)           BROADWING INC., an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay cash interest on the Accreted Value at such date, in arrears, on each of June 30 and December 31 of 2003 through 2006, commencing on June 30, 2003, and then on each of June 30, 2007, January 20, 2008 and on the Stated Maturity Date (each, an “Interest Payment Date”), at the rate of 12% per annum, compounded semi-annually, until the principal hereof is paid.  Such interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such interest has been paid or duly provided for, from March 26, 2003 until the principal hereof is due.  Principal of the Notes will accrete as set forth in the Indenture.  Interest shall be paid in cash.  Any principal of, or premium or installment of interest or Special Interest (as hereinafter defined) on this Note which is overdue shall bear interest at the rate equal to 2.25% per annum above the cash interest rate from the date such amounts are due until they are paid (to the extent that the payment of such interest shall be legally enforceable), and such excess interest shall be payable in cash on demand.  In addition, the accretion of principal on the Notes will increase as set forth in the Indenture.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(b)           Special Interest.  The holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers named therein.  Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Exchange and Registration Rights Agreement.  If (i) the Exchange Offer Registration Statement is not filed with the Commission within 90 days following the Trigger Date, (ii) the Shelf Registration Statement is not filed within 30 days after, or is not declared effective within 150 days after, filing is required or requested pursuant to the Exchange and Registration Rights Agreement, (iii) the Exchange Offer Registration Statement is not declared effective on or prior to 150 days after the Trigger Date, (iv) the Registered Exchange Offer is not consummated on or prior to 180 days after the Trigger Date, or (v) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective prior to the end of the Shelf Registration Period (other than during a Suspension Period permitted under the Exchange and Registration Rights Agreement) (at any time that the Company and the Guarantors are obligated to maintain the effectiveness thereof) (each such event referred to in clauses (i) through (v), a “Registration Default”), the Company and the Guarantors will be jointly and severally obligated to pay Special Interest to each holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, at the rate equal to $0.05 per week per $1,000 of principal amount at Maturity for the first 90 days during the period of one or more such Registration Defaults, which amount shall increase by $0.05 per week per $1,000 of principal amount at Maturity for each subsequent 90-day period during the continuance of one or more Registration Default, until such time as no Registration Default is in effect (such amount equal to the “Special Interest”), up to a maximum amount of Special Interest for all Registration Defaults of $0.192 per week per $1,000 of principal amount at Maturity.  All accrued Special Interest shall be paid to Holders in the same manner as interest

5

payments on the Notes on semi-annual payment dates which correspond to interest payments for the Notes.  Following the cure of all Registration Defaults, the accrual of Special Interest shall cease.  The Trustee shall have no responsibility with respect to the determination of the amount of any such Special Interest.

(c)           Record Dates, etc.  Upon the issuance of an Exchange Note in exchange for this Note, any accrued and unpaid interest (including Special Interest) on this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Agreement, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date (the “Regular Record Date”) for such interest which shall be the fifteenth (or, in the case of a Regular Record Date for the Stated Maturity Date and the Interest Payment Date immediately preceding the Stated Maturity Date, the fifth) calendar day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs.

2.                                       Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date (or, in the case of the Stated Maturity Date and the Interest Payment Date immediately preceding the Stated Maturity Date, January 5) even if Notes are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, Special Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  The Company will make all money payments in respect of a certificated Note (including principal and interest), at the office of the Paying Agent or, at the option of the Company, by mailing a check to the registered address of each Holder thereof; provided, however, that money payments on the Notes shall be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at Maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, a banking corporation organized under the laws of the State of New York (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries (other than any member of the BCI Group) may act as Paying Agent, Registrar or co-registrar.

6

4.                                       Indenture

The Company issued the Notes under an Indenture, dated as of  March 26, 2003 (the “Indenture”), by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured discount obligations of the Company limited to $441,628,051.27 aggregate principal amount at Maturity at any one time outstanding (subject to Section 2.07 of the Indenture).  This Note is one of the series of the Initial Notes that are referred to in the Indenture issued in an aggregate original principal amount at Maturity of $441,628,051.27.  The Notes include the Initial Notes and any Exchange Notes issued in exchange for Initial Notes.  The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture.  The Initial Notes of each series and the Exchange Notes of the corresponding series are treated as a single series of Notes under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of Capital Stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

The Notes are guaranteed, on a senior subordinated basis, by all existing and future Restricted Subsidiaries that are or shall become Guarantors in accordance with the terms of the Indenture.

5.                                       Optional Redemption

Except as set forth in the last paragraph of this Section 5, the Notes shall not be redeemable at the option of the Company prior to March 26, 2006.   Thereafter, the Notes are subject to redemption, at the election of the Company, in whole or in part (in the principal amount at Maturity of not less than $5,000,000 and integral multiples thereof), upon not less than thirty (30) nor more than sixty (60) days’ notice by mail at the prices listed below (expressed as a percentage of the Accreted Value of the Notes being prepaid as of the Redemption Date) plus accrued interest to the Redemption Date (each prepayment to be in an aggregate Accreted Value of Notes of not less than $5 million):

7

Redemption Date	Redemption Price

March 26, 2006 - March 25, 2007	108%

March 26, 2007 - March 25, 2008	106%

March 26, 2008 - January 19, 2009	104%

On any Interest Payment Date occurring on or prior to March 26, 2006, the Company may redeem all or any part (in the principal amount at Maturity of not less than $5,000,000 and integral multiples thereof) of the then outstanding Accreted Value of Notes upon not less than thirty (30) nor more than sixty (60) days’ notice by mail at a price equal to the sum of (x) 100% of the Accreted Value of such Notes being redeemed as of the applicable Interest Payment Date plus (y) a Make Whole Premium.  As used herein, the “Make Whole Premium” means, as at any date, (a) an amount equal to the present value of the remaining payments of interest on the Notes and the Redemption Price of the Notes, assuming that on March 26, 2006 the entire Accreted Value of the Notes then outstanding will be redeemed at 108% of the Accreted Value thereof, together with accrued interest, and using an annual discount factor (applied semi-annually) equal to the Treasury Rate plus 0.50%, less (b) the Accreted Value of the Notes outstanding as at the day of determination; provided, however, that in no case shall the Make Whole Premium be less than zero.  For purposes of this definition, the “Treasury Rate” shall mean a rate equal to the then current yield to maturity on the most actively traded U.S. Treasury security having a maturity on March 26, 2006.  In the event there are not actively traded U.S. Treasury securities with a maturity on March 26, 2006, then the yield to maturity shall be determined by linear interpolation using the closest, but shorter, maturity for actively traded U.S. Treasury securities and the closest, but longer, maturity for actively traded U.S. Treasury maturities.

6.                                       Sinking Fund

The Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  Notes in denominations larger than $1,000 (in principal amount at Maturity) may be redeemed in part but only in multiples of $1,000 (in principal amount at Maturity).  If money sufficient to pay the redemption price of and accrued and unpaid interest and Special Interest, if any, on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest and Special Interest, if any, ceases to accrue on such Notes (or such portions thereof) called for redemption.

8

8.                                       Repurchase of Notes at the Option of Holders upon Change of Control and Sale of Assets

Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Notes to be repurchased, plus accrued and unpaid interest thereon and Special Interest, if any, in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Special Interest, if any, on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.                                       Subordination.

The Notes are subordinated to Senior Indebtedness, as defined in the Indenture.  To the limited extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid.  Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at Maturity) and multiples thereof.  A Holder may transfer or exchange Initial Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11.                                 Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

9

13.           Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at Maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount at Maturity of the outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to comply with Article 6 of the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (d) to add Guarantees of the Notes or to secure Notes; (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred on the Company in the Indenture; (f) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;  (g) to make any change that does not adversely affect the rights of any Holder; (h) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes or the Exchange Notes, as a single issue of securities; or (i) to change the name or title of the Notes.

15.                                 Defaults, Remedies and Acceleration

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of 25% or more in principal amount at Maturity of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount at Maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.  If an Event of Default has occurred and is continuing, the Notes will accrue an additional interest at 3% per annum, until such time as no Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable); provided that 2.25% of such additional

10

interest shall be payable in cash and 0.75% of such additional interest shall be added to the principal amount of the Notes as set forth in the definition of Accreted Value.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at Maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at Maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period.  Subject to certain restrictions, the Holders of a majority in principal amount at Maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any of the Subsidiaries shall not have any liability for any obligations of the Company or any of the Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

11

18.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.                                 Registration Rights

Pursuant to the Exchange and Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an Exchange Note, which has been registered under the Securities Act, in like original principal amount at Maturity and having terms identical in all material respects to this Note, other than that there shall be no provision for Special Interest.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

13

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $               principal amount at Maturity of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

14

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed	Signature of Signature
by a participant in a	Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by
an executive officer

15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section  4.09 (Change of Control) or Section 4.10 (Application of Excess Proceeds from Sale of Assets) of the Indenture, check the box:

☐	☐

Limitation on Sales of Assets and Subsidiary Stock	Change of Control

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, state the principal amount at Maturity ($1,000 or a multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

16

EXHIBIT B

FORM OF FACE OF EXCHANGE NOTE

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL EXCHANGE NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

This debt instrument is issued with original issue discount.

Treasurer (513-397-9900), as a representative of the issuer, will make available on request to holder(s) of this debt instrument the following information:  issue price, amount of original issue discount, issue date and yield to maturity.

17

No. [ ]	$

Senior Subordinated Discount Note due 2009

[CUSIP No.             ]

BROADWING INC., an Ohio corporation, promises to pay to                                    , or registered assigns, the principal amount at Maturity of [                 ] Dollars on January 20, 2009 (the “Stated Maturity Date”).

Interest Payment Date	Record Date
June 30, 2003	June 15, 2003
December 31, 2003	December 15, 2003
June 30, 2004	June 15, 2004
December 31, 2004	December 15, 2004
June 30, 2005	June 15, 2005
December 31, 2005	December 15, 2005
June 30, 2006	June 15, 2006
December 31, 2006	December 15, 2006
June 30, 2007	June 15, 2007
January 20, 2008	January 5, 2008
January 20, 2009	January 5, 2009

18

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BROADWING INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York, Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory
Dated:

*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL EXCHANGE NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EXCHANGE NOTE”.

19

FORM OF REVERSE SIDE OF EXCHANGE NOTE

Senior Subordinated Discount Note due 2009

1.                                       Interest

BROADWING INC., an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay cash interest at the Accreted Value at such date, in arrears, on each of June 30 and December 31 of 2003 through 2006, commencing on June 30, 2003, and then on each of June 30, 2007, January 20, 2008 and on the Stated Maturity Date (each, an “Interest Payment Date”), at the rate of 12% per annum, compounded semi-annually, until the principal hereof is paid.  Such interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such interest has been paid or duly provided for, from March 26, 2003 until the principal hereof is due.  Principal of the Notes will accrete as set forth in the Indenture.  Interest shall be paid in cash.  Any principal of, or premium or installment of interest on this Note which is overdue shall bear interest at the rate equal to 2.25% per annum above the cash interest rate from the date such amounts are due until they are paid (to the extent that the payment of such interest shall be legally enforceable), and such excess interest shall be payable on demand.  In addition, the accretion of principal on the Notes will increase as set forth in the Indenture.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Agreement, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date.  “Regular Record Date” for such interest shall be the fifteenth (or, in the case of a Regular Record Date for the Stated Maturity Date and the Interest Payment Date immediately preceding the Stated Maturity Date, the fifth) calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

2.                                       Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date (or, in the case of the Stated Maturity Date and the Interest Payment Date immediately preceding the Stated Maturity Date, January 5) even if Notes are canceled after the record date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  The Company will make all money payments in respect of a certificated Note (including principal and interest), of the Paying Agent or, at the option of the Company, by mailing a check to the registered address of each Holder thereof; provided, however, that money payments on the Notes shall be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at Maturity of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

20

3.                                       Paying Agent and Registrar

Initially, The Bank of New York, a banking corporation organized under the laws of the State of New York (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries (other than any member of the BCI Group) may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Company issued the Notes under an Indenture, dated as of March 26, 2003 (the “Indenture”), by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured discount obligations of the Company limited to $441,628,051.27 aggregate principal amount at Maturity at any one time outstanding (subject to Section 2.07 of the Indenture).  This Note is one of the Exchange Notes referred to in the Indenture issued in an aggregate principal amount at Maturity of $441,628,051.27.  The Notes include the Exchange Notes issued in exchange for Initial Notes.  The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture.  The Initial Notes of each series and the Exchange Notes of the corresponding series are treated as a single series of Notes under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of Capital Stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

The Notes are guaranteed, on a senior subordinated basis, by all existing and future Restricted Subsidiaries that are or shall become Guarantors in accordance with the terms of the Indenture.

5.                                       Optional Redemption

Except as set forth in the last paragraph of this Section 5, the Notes shall not be redeemable at the option of the Company prior to March 26, 2006.  Thereafter, the Notes are subject to redemption, at the election of the Company, in whole or in part (in the principal amount at Maturity of not less than $5,000,000 and integral multiples thereof), upon not less than ten (30) nor more than sixty (60) days’ notice by mail at the prices listed below (expressed as a

21

percentage of the Accreted Value of the Notes being prepaid as of the Redemption Date) plus accrued interest to the Redemption Date (each prepayment to be in an aggregate Accreted Value of Notes of not less than $5 million):

Redemption Date	Redemption Price
March 26, 2006 - March 25, 2007	108%
March 26, 2007 - March 25, 2008	106%
March 26, 2008 - January 19, 2009	104%

On any Interest Payment Date occurring on or prior to March 26, 2006, the Company may redeem all or any part (in the principal amount at Maturity of not less than $5,000,000 and integral multiples thereof) of the then outstanding Accreted Value of Notes upon not less than thirty (30) nor more than sixty (60) days’ notice by mail at a price equal to the sum of (x) 100% of the Accreted Value of such Notes being redeemed as of the applicable Interest Payment Date plus (y) a Make Whole Premium.  As used herein, the “Make Whole Premium” means, as at any date, (a) an amount equal to the present value of the remaining payments of interest on the Notes and the Redemption Price of the Notes, assuming that on March 26, 2006 the entire Accreted Value of the Notes then outstanding will be redeemed at 108% of the Accreted Value thereof, together with accrued interest, and using an annual discount factor (applied semi-annually) equal to the Treasury Rate plus 0.50%, less (b) the Accreted Value of the Notes outstanding as at the day of determination; provided, however, that in no case shall the Make Whole Premium be less than zero.  For purposes of this definition, the “Treasury Rate” shall mean a rate equal to the then current yield to maturity on the most actively traded U.S. Treasury security having a maturity on March 26, 2006.  In the event there are not actively traded U.S. Treasury securities with a maturity on March 26, 2006, then the yield to maturity shall be determined by linear interpolation using the closest, but shorter, maturity for actively traded U.S. Treasury securities and the closest, but longer, maturity for actively traded U.S. Treasury maturities.

6.                                       Sinking Fund

The Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.  Notes in denominations larger than $1,000 (in principal amount at Maturity) may be redeemed in part but only in multiples of $1,000 (in principal amount at Maturity).  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and

22

after such date, cash interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.                                       Repurchase of Notes at the Option of Holders upon Change of Control and Sale of Assets

Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Notes to be repurchased, plus accrued and unpaid interest thereon and Special Interest, if any, in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Special Interest, if any, on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.                                       Subordination

The Notes subordinated to Senior Indebtedness, as defined in the Indenture.  To the limited extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid.  Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1,000 (in principal amount at Maturity) and multiples thereof.  A Holder may transfer or exchange Initial Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11.                                 Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Trustee and the Paying Agent shall have no further liability for such

23

funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount at Maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount at Maturity of the outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (a) to cure any ambiguity, omission, defect or inconsistency; (b) to comply with Article 6 of the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (d) to add Guarantees of the Notes or to secure Notes; (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred on the Company in the Indenture; (f) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (g) to make any change that does not adversely affect the rights of any Holder; (h) to provide for the issuance of the Exchange Notes which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Notes or the Exchange Notes, as a single issue of securities; or (i) to change the name or title of the Notes.

15.                                 Defaults, Remedies and Acceleration

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of 25% or more in principal amount at Maturity of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount at Maturity of the Notes may rescind any such acceleration with respect to the Notes and its consequences.  If an

24

Event of Default has occurred and is continuing, the Notes will accrue an additional interest at 3% per annum, until such time as no Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable); provided that 2.25% of such additional interest shall be payable in cash and 0.75% of such additional interest shall be added to the principal amount of the Notes as set forth in the definition of Accreted Value.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount at Maturity of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount at Maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period.  Subject to certain restrictions, the Holders of a majority in principal amount at Maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.                                 Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any of the Subsidiaries shall not have any liability for any obligations of the Company or any of the Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

25

18.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.                                 CUSIP Numbers

the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

26

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

27

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section  4.09 (Change of Control) or Section 4.10 (Application of Excess Proceeds from Sale of Assets) of the Indenture, check the box:

☐	☐

Limitation on Sales of Assets and Subsidiary Stock	Change of Control

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, state the principal amount at Maturity ($1,000 or a multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

28

Execution copy

BROADWING INC.

Senior Subordinated Discount Notes due 2009

INDENTURE

Dated as of March 26, 2003

THE BANK OF NEW YORK,

Trustee

i

Appendix A   Provisions Relating to the Initial Notes and the Exchange Notes

EXHIBITS:

Schedule 5.06 –	Affiliate Transactions
Schedule 5.11(b)	Existing Contractual Arrangements with BCI Group

v

EXHIBIT C

FORM OF SUPPLEMENTAL GUARANTEE

SUPPLEMENTAL GUARANTEE (this “Supplemental Guarantee”), dated as of                       , between                                      , (the “New Guarantor”), a direct or indirect Broadwing Inc. (or its successor), an Ohio corporation (the “Company”), and The Bank of New York, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Domestic Subsidiaries listed on the signature pages thereof have each heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of March 26, 2003, providing for the issuance by the Company of its Senior Subordinated Discount Notes due 2009 (the “Notes”); and

WHEREAS, Section 11.05 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee for the benefit of the Holders a supplemental agreement pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 13.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE; EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.  The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 11 and Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.  The Guarantor further agrees to become a party to the Exchange and Registration Rights Agreement and to be bound by all provisions thereof.

3.             RATIFICATION OF SUPPLEMENTAL GUARANTEE; SUPPLEMENTAL GUARANTEES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Guarantee shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

C-1

4.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the New Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

5.             EFFECTIVENESS.  This Supplemental Guarantee shall be effective upon execution by the parties hereto.

6.             RECITALS.  The recitals contained herein shall be taken as the statements of the Company and the Guarantors assume no responsibility for their correctness.

7.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL GUARANTEE.

8.             TRUSTEE MAKES NO REPRESENTATION.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Guarantee.

9.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Guarantee.  Each signed copy shall be an original, but all of them together represent the same agreement.

10.           EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[New Guarantor]

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

The undersigned have guaranteed this Note on a subordinated basis as provided in the Indenture.

[GUARANTOR]

By:
Name:
Title:

D-1

Schedule 1.1(a)

Restructuring Charges Included in

Consolidated EBITDA

December 2001	$10,000,000

September 2002	$4,100,000

December 2002	$1,800,000

Schedule 5.03

Restrictions on Transferability and Dividend Payments as of 12-09-02

1.                                       The Operating Agreement dated December 31, 1998 between Cincinnati Bell Wireless Company and AT&T Wireless PCS Inc., together with the Related Agreements thereto contain limitations on the transferability of the member interests and assets of Cincinnati Bell Wireless LLC, and the payment of dividends.

2.                                       The Operating Agreement of Cincinnati Bell Wireless Holdings LLC (“CBWH”) dated June 2, 2002 contains restrictions on the ability of CBWH to transfer and obtain assets, and restrictions on affiliate transactions.

Schedule 5.06

Affiliate Transactions and Relationships with the BCI Group as of 12-09-02

1.                                       PENSION

The Company and its Subsidiaries participate in the defined benefit pension plan (the “Plan”) of the Company.  Each Subsidiary is charged an expense related to its portion of the Plan, on a month-to-month basis, based on the “all participants” allocation method, pursuant to which the allocation of expenses of the Plan are calculated by independent actuaries.

2.                                       MANAGEMENT FEE ARRANGEMENT

Corporate expenses of the Company incurred on behalf of all of the Company’s Subsidiaries are allocated, on a month-to-month basis, to the Subsidiaries based on the Massachusetts Formula, a common method of expense allocation.   Services received by the Subsidiaries from the Company pursuant to this arrangement include, but are not limited to treasury, tax, accounting, finance, cash management, communications, legal and information technology.

3.             INTERCOMPANY PROMISSORY NOTE

BCI is a party to an Intercompany Promissory Note dated as of June 26, 2001 (the “Note”), payable to the Company and evidencing funds provided by the Company to BCI for its operating, investing and financing needs.  The Note bears interest at the rate applicable to borrowings by the Company under the Credit Agreement, which rate is adjusted monthly.

4.                                       PAYROLL AND ACCOUNTS PAYABLE PROCESSING

Cincinnati Bell Telephone (“CBT”), a wholly-owned subsidiary of the Company, provides payroll and accounts-payable processing services, on a month-to-month basis, for the Company and its Subsidiaries.  The rate payable for these services is based on a “per check” fee commensurate with commercially available third party processing rates.

5.             PROVISION OF SERVICES TO CINCINNATI BELL TELEPHONE

Broadwing Technology Services provides subcontracting services to CBT for certain of CBT’s customers who have contracted for managed internet and hardware services.  The subcontracting services are provided to CBT on an arms-length basis.

Schedule 5.11(b)

Existing Contractual Arrangements with BCI Group

1.             All existing arrangements currently between Broadwing Inc. and its subsidiaries on the one hand and BCI and its Subsidiaries on the other hand that become BRW Sale Arrangements (as defined in the Credit Agreement on the date hereof) upon effectiveness of the BCI Sale Agreement.

2.             Provision by Broadwing Technology Solutions Inc. of subcontracting services for CBT hosting/collocation customers provided on an arm’s length basis.

3.             Provision by Broadwing Technology Solutions Inc. of helpdesk support services to Broadwing Inc. and its subsidiaries provided on an arm’s length basis.

4.             Provision by CBT of local access equipment and services for BCI subsidiaries provided on an arm’s length basis.

5.             Shared intercompany resources and supplies such as copiers, telephones, computers, etc. the cost of which is fairly allocated between the users based on their respective levels of utilization.

6.             Lease of CBT data center space by Broadwing Technology Solutions Inc. for fair market rent and separately identified as space of the lessee.